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                                                               Exhibit 2.9



                        AGREEMENT AND PLAN OF MERGER

                                BY AND AMONG

                          DIGITAL ANGEL CORPORATION
                           A DELAWARE CORPORATION

                            DA ACQUISITION, INC.
                           A DELAWARE CORPORATION

                                     AND

                            OUTERLINK CORPORATION
                           A DELAWARE CORPORATION

                                    DATED

                              NOVEMBER 2, 2003



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                        AGREEMENT AND PLAN OF MERGER
                              TABLE OF CONTENTS
                              -----------------
                                                                        PAGE
                                                                        ----

ARTICLE I.  DEFINITIONS....................................................1
   1.1      Affiliate......................................................1
   1.2      Articles of Merger.............................................1
   1.3      Assets.........................................................1
   1.4      Best Knowledge.................................................1
   1.5      Business.......................................................1
   1.6      Business Condition.............................................1
   1.7      Claim..........................................................2
   1.8      Closing........................................................2
   1.9      Closing Date...................................................2
   1.10     COBRA..........................................................2
   1.11     Code...........................................................2
   1.12     Company Capital Stock..........................................2
   1.13     Company Facility...............................................2
   1.14     Company Products...............................................2
   1.15     Company Software Products......................................2
   1.16     Company Tax....................................................2
   1.17     Company Tax Returns............................................2
   1.18     Contracts......................................................2
   1.19     DGCL...........................................................2
   1.20     Digital Angel Series A Preferred Stock.........................2
   1.21     Disposal Site..................................................2
   1.22     Effective Time.................................................3
   1.23     Encumbrance....................................................3
   1.24     Environmental Laws.............................................3
   1.25     Environmental Permit...........................................3
   1.26     Equity Securities..............................................3
   1.27     ERISA..........................................................3
   1.28     ERISA Benefit Plan.............................................3
   1.29     Escrow Agreement...............................................3
   1.30     Escrow Assets..................................................3
   1.31     Escrow Trustee.................................................3
   1.32     GAAP...........................................................3
   1.33     Governmental Entity............................................3
   1.34     Hazardous Materials............................................3
   1.35     Hazardous Materials Activity...................................4
   1.36     Intellectual Property Rights...................................4
   1.37     Laws...........................................................4
   1.38     Leased Real Property...........................................4
   1.39     Liabilities....................................................4
   1.40     Losses.........................................................4
   1.41     Majority Stockholders..........................................4
   1.42     Majority Stockholders' Representative..........................4


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   1.43     Material Adverse Effect........................................4
   1.44     Merger.........................................................4
   1.45     Merger Consideration...........................................5
   1.46     Non-ERISA Benefit Arrangement..................................5
   1.47     Obligations....................................................5
   1.48     Ordinary Course................................................5
   1.49     Permitted Encumbrance..........................................5
   1.50     Person.........................................................5
   1.51     Personal Property..............................................5
   1.52     Records........................................................5
   1.53     Related Party..................................................5
   1.54     Return Date....................................................5
   1.55     Software.......................................................6
   1.56     Stock..........................................................6
   1.57     Stock Options..................................................6
   1.58     Subsidiary.....................................................6
   1.59     Surviving Corporation..........................................6
   1.60     Tax or Taxes...................................................6
   1.61     Tax Agreement..................................................6
   1.62     Tax Return.....................................................6
   1.63     Third Party Software...........................................6
   1.64     Transaction....................................................6
   1.65     Transfer Agent.................................................7
   1.66     Warrants.......................................................7

ARTICLE II  THE MERGER.....................................................7
   2.1      The Merger.....................................................7
   2.2      Consummation of the Merger.....................................7
   2.3      Effects of the Merger..........................................7
   2.4      Certificate of Incorporation and Bylaws........................7
   2.5      Directors and Officers.........................................7
   2.6      Conversion/Cancellation of Stock...............................8
   2.7      Effect on Stock of DA Acquisition..............................8
   2.8      Acknowledgement................................................8

ARTICLE III  EXCHANGE OF STOCK FOR MERGER CONSIDERATION....................8
   3.1      Exchange and Conversion of Stock...............................8
   3.2      Delivery of the Merger Consideration...........................8
   3.3      Closing of Company Transfer Books.............................10
   3.4      Escrow Agreement..............................................10
   3.5      Majority Stockholders' Representative.........................10
   3.6      Company Series A Preferred Stock, Common Stock, Stock Options
              and Warrants................................................12

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF COMPANY.....................13
   4.1      Authority, Validity of Agreement..............................13
   4.2      No Violations.................................................13
   4.3      Consents and Approvals of Governmental Authorities............13
   4.4      Other Consents................................................14



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   4.5      Organization and Good Standing of Company.....................14
   4.6      Capital Stock of Company......................................14
   4.7      Ownership and Transfer of Shares to be Transferred............15
   4.8      Minute Books; Books, Records and Accounts Officers and
              Directors...................................................15
   4.9      Financial Statements..........................................15
   4.10     Absence of Undisclosed Liabilities............................16
   4.11     Absence of Certain Changes....................................16
   4.12     Title to, and Sufficiency of, Assets..........................17
   4.13     Plant, Property, and Equipment................................18
   4.14     Accounts and Notes Receivable.................................18
   4.15     Accounts and Notes Payable; Interest-Bearing Debt.............18
   4.16     Orders, Commitments, Warranty Claims and Returns..............19
   4.17     Defects in Products; Warranties...............................19
   4.18     Real Property.................................................19
   4.19     Contracts.....................................................20
   4.20     Litigation....................................................22
   4.21     Compliance with Laws..........................................23
   4.22     Computer Software and Intellectual Property...................23
   4.23     No Subsidiaries...............................................25
   4.24     Environmental Matters.........................................26
   4.25     Employee Plans and Arrangements...............................26
   4.26     Employees.....................................................29
   4.27     Compensation Plans............................................30
   4.28     Insurance.....................................................30
   4.29     Taxes.........................................................30
   4.30     Bank Accounts.................................................32
   4.31     Affiliate Transactions........................................32
   4.32     Powers of Attorney; Guarantees, Suretyships...................32
   4.33     No Brokerage or Other Fees....................................33
   4.34     Disclosure....................................................33

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF DIGITAL ANGEL AND
             DA ACQUISITION...............................................33
   5.1      Authority, Validity of Agreement..............................33
   5.2      Organization and Good Standing of Digital Angel and
              DA Acquisition..............................................33
   5.3      No Violations.................................................34
   5.4      Consents and Approvals of Governmental Authorities............34
   5.5      Digital Angel Shares..........................................34
   5.6      SEC Documents.................................................35
   5.7      FCC Compliance................................................35

ARTICLE VI  CERTAIN AGREEMENTS............................................35
   6.1      Tax Matters.  Further Assurances..............................35
   6.2      FCC Application...............................................37
   6.3      Further Assurances............................................37
   6.4      Employment Offers.............................................38


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ARTICLE VII  OBLIGATIONS PRIOR TO CLOSING.................................38
   7.1      Covenants and Agreements of Company...........................38
   7.2      Satisfaction of Conditions....................................40

ARTICLE VIII  CONDITIONS TO CLOSING.......................................40
   8.1      Conditions Precedent to the Obligation of Company.............40
   8.2      Conditions Precedent to the Obligations of Digital Angel
              and DA Acquisition..........................................41

ARTICLE IX  THE CLOSING...................................................43
   9.1      Time and Place, Effective Time................................43
   9.2      Company's Obligations at Closing..............................43
   9.3      Digital Angel's Obligations at Closing........................44
   9.4      Instruments...................................................44

ARTICLE X  TERMINATION....................................................44
   10.1     Termination...................................................44
   10.2     Effect of Termination.........................................45

ARTICLE XI  SURVIVAL AND LIMITATIONS OF REPRESENTATIONS AND WARRANTIES....45
   11.1     Survival......................................................45

ARTICLE XII  INDEMNIFICATION..............................................46
   12.1     Indemnification by Majority Stockholders......................46
   12.2     Defense Against Asserted Claims...............................46
   12.3     Sole Remedy...................................................47

ARTICLE XIII  GENERAL PROVISIONS..........................................47
   13.1     Publicity, Advertisement, Prior Consultation..................47
   13.2     Severability..................................................47
   13.3     Article, Section, Schedule, and Exhibit Headings..............47
   13.4     Counterparts and Facsimile....................................47
   13.5     Gender and Number.............................................47
   13.6     Expenses......................................................47
   13.7     Notices.......................................................47
   13.8     No Third Party Beneficiaries..................................48
   13.9     Governing Law.................................................49
   13.10    Modifications, Amendments or Waivers..........................49
   13.11    Remedies of Parties Cumulative................................49
   13.12    Assignment, Successors and Assigns............................49
   13.13    Remedies......................................................49
   13.14    Joint Preparation.............................................49
   13.15    Schedules and Exhibits........................................49
   13.16    Attorneys Fees................................................49
   13.17    Entire Agreement..............................................50


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                                        EXHIBITS
                                        --------

Exhibit A   Articles of Merger
Exhibit B   Series A Preferred Stock Terms
Exhibit C   Escrow Trust Agreement
Exhibit D   Transmittal Letter
Exhibit E   Opinion of Nixon Peabody LLP
Exhibit F   Opinion of Winthrop & Weinstine, P.A.


                                        SCHEDULES
                                        ---------

Schedule I             Majority Stockholders/Capital Stock of OuterLink
                         Corporation/Consideration to be Received
Schedule 4.2           No Violations
Schedule 4.3           Consents and Approvals of Governmental Authorities
Schedule 4.5(c)        Organization and Good Standing of the Company
Schedule 4.6(a)        Capital Stock of the Company
Schedule 4.6(b)        Commitments/Obligations Against Capital Stock of the
                         Company
Schedule 4.8           Officers and Directors
Schedule 4.9           Financial Statements
Schedule 4.10(c)       Liabilities
Schedule 4.11          Absence of Certain Changes
Schedule 4.14          Aging of Accounts and Notes Receivable
Schedule 4.15(b)       Interest-Bearing Debt
Schedule 4.17          Defects in Products; Warranties
Schedule 4.18(b)       Leased Real Property
Schedule 4.19(a)(i)    Current Customers
Schedule 4.19(a)(ii)   Outstanding But Unaccepted Written and Oral Proposals
Schedule 4.19(a)(iii)  Canceled/Terminated Contracts
Schedule 4.19(b)       Suppliers $5,000/$30,000
Schedule 4.19(c)       Written Contracts or Written or Binding Oral Agreements
Schedule 4.19(d)       Defaults
Schedule 4.20          Litigation
Schedule 4.21(b)       Governmental Approvals, Permits, Licenses,
                       Certifications or Other Authorizations
Schedule 4.21(c)       Outstanding Judgments, Orders, Injunctions, Decrees,
                         Stipulations, Awards or Private Settlement Agreements
Schedule 4.22(a)       Company Software Products
Schedule 4.22(b)       Third Party Software
Schedule 4.22(c)       Source Code Escrow
Schedule 4.22(d)       Intellectual Property Rights
Schedule 4.22(e)(iii)  Creators of Company Software Product not acting as employees or who have not executed assignment of rights of ownership
Schedule 4.22(e)(vi)   Non-maintenance of Intellectual Property Rights/
                         Confidential Information
Schedule 4.23          Subsidiaries



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Schedule 4.24(b)       Environmental Permits
Schedule 4.25(a)       Company ERISA Benefit Plan
Schedule 4.25(b)       Non-ERISA Benefit Arrangement
Schedule 4.25(d)       Unwritten Company Non-ERISA Benefit Arrangement or
                         Employee Agreement
Schedule 4.26(a)       Multi-Employer/Collective Bargaining Group
Schedule 4.26(g)       Non-Company Employees
Schedule 4.26(h)       Employees
Schedule 4.26(i)       Resignation of Key Employee
Schedule 4.27          Compensation Plans
Schedule 4.28          Insurance
Schedule 4.29(b)       Taxes
Schedule 4.30          Bank Accounts
Schedule 4.31          Affiliate Transactions
Schedule 4.32(a)       Powers of Attorney
Schedule 4.32(b)       Guarantees, Suretyships
Schedule 4.33          No Brokerage or Other Fees





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                        AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the "Agreement") is made and entered into as of this 2nd day of November, 2003, by and among Digital Angel
Corporation, a Delaware corporation ("Digital Angel"); DA Acquisition, Inc., a Delaware corporation ("DA Acquisition"); and OuterLink Corporation, a Delaware corporation ("Company").

                                INTRODUCTION

A. The parties hereto wish to consummate a transaction whereby DA Acquisition will merge with and into the Company, with Company surviving as a wholly-owned subsidiary of Digital Angel, and whereby all of the issued and outstanding stock of Company will be either converted into shares of Digital Angel Series A Preferred Stock or cancelled pursuant to the terms and conditions contained in the Articles of Merger substantially in the form attached hereto as Exhibit A and this Agreement.

B. The parties hereto wish to make and receive certain representations, warranties, covenants and agreements in connection with the merger of DA Acquisition with and into Company, and also to prescribe various conditions to such transaction.

Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

The following terms have the following meanings when used in this Agreement, unless the context expressly or by necessary implication otherwise requires:

1.1. "Affiliate" shall have the meaning assigned to such term in Rule 405, as presently promulgated under the Securities Act of 1933, as amended.

1.2. "Articles of Merger" means the Articles of Merger substantially in the form attached hereto as Exhibit A to be executed and filed at the Effective Time with the Secretary of State of Delaware in accordance with the DGCL.

1.3. "Assets" means all properties and assets (real, personal or mixed, tangible or intangible).

1.4. "Best Knowledge" means knowledge, after reasonable inquiry, of a responsible officer of Company.

1.5.     "Business" means the business and operations of Company.

1.6. "Business Condition" means, with respect to any corporation, association or other business entity, the business, financial condition, operations, assets and liabilities of such entity and its Subsidiaries taken as a whole.


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1.7.     "Claim" shall have the meaning assigned thereto in the Escrow
         Agreement.

1.8. "Closing" means the completion of the Transaction upon the satisfaction or waiver of all the conditions set forth in Article VIII of this Agreement.

1.9. "Closing Date" shall be December 31, 2003, or such other date as the parties may agree.

1.10. "COBRA" means the Consolidated Omnibus Reconciliation Act of 1985, as amended.

1.11.    "Code" means the Internal Revenue Code of 1986, as amended.

1.12. "Company Capital Stock" means all of the outstanding capital stock of the Company.

1.13. "Company Facility" means any property, including the land, the improvements thereon, and the ground water and surface water thereof, that Company (a) has at any time owned, or operated, or controlled or (b) currently occupies or leases.

1.14. "Company Products" means all products, software, services and technology which are material to the Business as presently conducted.

1.15. "Company Software Products" means all of Company's proprietary Software that is included in Company Products or has been offered or provided by Company under license for use by Company's customers. Company Software Products does not include Third Party Software.

1.16. "Company Tax" means all liability for any Tax imposed on, relating or attributable to, or otherwise payable by or with respect to Company, any of its Subsidiaries, or their assets or the Business.

1.17. "Company Tax Returns" means all Tax Returns filed or required to be filed by or with respect to any Company Tax.

1.18. "Contracts" means all contracts and agreements currently in effect, contract rights, executory commitments, license agreements, purchase and sales orders, whether written or oral, relating to Company and material to the operation of the Business, including, without limitation, the agreements disclosed on Schedules to
         Section 4.19.

1.19.    "DGCL" means Delaware General Corporation Law.

1.20. "Digital Angel Series A Preferred Stock" means shares of Digital Angel Series A Preferred Stock with the rights and preferences set forth in that certain Certificate of Designation attached hereto as Exhibit B.

1.21. "Disposal Site" means a facility that treats, stores, or disposes of Hazardous Materials.

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1.22.    "Effective Time" means December 31, 2003, or such later time that the Articles of Merger are filed with the Delaware Secretary of State in accordance with the DGCL.

1.23. "Encumbrance" means any security interest, mortgage, lien, charge, assessment, adverse claim, restriction, easement or other encumbrance of any kind, including, but not limited to, with respect to real property, any exceptions to title, recorded and unrecorded.

1.24. "Environmental Laws" means any federal, state, foreign or local law, statute, ordinance, rule, regulation, authorization, decree, or requirement of any Governmental Entity regulating or otherwise concerning the environment (including the effect of the environment on human health), including without limitation, those relating to Hazardous Materials.

1.25. "Environmental Permit" means any approval, permit, license, clearance or consent required to be obtained from any private Person or any Governmental Entity with respect to a Hazardous Materials Activity which is or was conducted by Company, or any of its predecessors, or otherwise with respect to the Business.

1.26. "Equity Securities" shall have the meaning assigned to such term in Rule 3a11-1 as presently promulgated under the Securities Exchange Act of 1934, as amended.

1.27. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.28. "ERISA Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA, that is subject to any provision of ERISA.

1.29. "Escrow Agreement" means the Escrow Trust Agreement substantially in the form attached as Exhibit C, dated as of the Closing Date, among Digital Angel, Majority Stockholders' Representative, and Escrow Trustee.

1.30. "Escrow Assets" means the 20,000 shares of Digital Angel Series A Preferred Stock to be delivered at Closing to the Escrow Trustee pursuant to the Escrow Agreement.

1.31. "Escrow Trustee" means Wells Fargo Shareowner ServicesSM or such other Person as may be designated by mutual agreement of Digital Angel and Majority Stockholders' Representative.

1.32. "GAAP" means generally accepted accounting principles in effect in the United States at the time when and for the period as to which such accounting principles are to be applied.

1.33. "Governmental Entity" means any local, state, provincial, federal, foreign or international governmental authority, agency or other entity, including, but not limited to, any court, tribunal or panel.

1.34. "Hazardous Materials" means any hazardous materials, hazardous or toxic substances, or hazardous wastes that are defined as such or regulated by any Environmental Law.

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1.35.    "Hazardous Materials Activity" means the possession,
         transportation, transfer, recycling, storage, use, treatment, manufacture, investigation, removal, remediation, release, sale, or distribution of, any Hazardous Material.

1.36. "Intellectual Property Rights" means all of Company's rights, title and interest in and to all: (a) United States and foreign patents and patent applications; (b) copyrights in computer programs and other works of authorship; (c) trade secrets and proprietary or confidential business and technical information; (d) proprietary "know-how," whether or not protectable by patent, copyright or trade secret right; and (e) United States and foreign trademarks, service marks, trade names and associated goodwill, and registrations or applications for registration of any such marks or names; Company Software Products; and Third-Party Software.

1.37. "Laws" means all laws, statutes, ordinances, rules, regulations, judgments, injunctions, stipulations, decrees and orders of any Governmental Entity.

1.38. "Leased Real Property" means all real property currently leased, occupied, operated or controlled by Company or otherwise related to or used in the Business.

1.39. "Liabilities" means any and all claims, assessments, charges, indebtedness or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, and whether due or to become due.

1.40. "Losses" means all liabilities, losses, damages (which liabilities, losses, and damages shall be related to or arising from the event indemnified against), costs and out-of-pocket expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) incurred in connection with the investigation, evaluation, settlement, defense or prosecution of Liabilities for which indemnification is available under Article XII hereof.

1.41.    "Majority Stockholders" means the persons or entities listed in
         Schedule I attached hereto.

1.42. "Majority Stockholders' Representative" means the Person(s) named as such in the Escrow Trust Agreement.

1.43. "Material Adverse Effect" means an event, circumstance, fact, or condition which would: individually or in the aggregate (a) have a material adverse effect on the Business Condition of the entity to which reference is being made, or (b) would prevent a party hereto from performing its obligations under this Agreement.

1.44. "Merger" means the merger of DA Acquisition into and with Company, with Company as the surviving corporation.

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1.45.    "Merger Consideration" means the 100,000 shares of Digital Angel
         Series A Preferred Stock distributed as described in Section 3.1 hereof.

1.46. "Non-ERISA Benefit Arrangement" means any policy, practice, program, arrangement, agreement, plan, trust or other method of contribution or compensation that (a) provides benefits, perquisites or remuneration, other than current cash compensation, to an employee, former employee or other individual who provides or provided personal services other than as an employee or to the dependent or beneficiary of such an employee, former employee or other individual and (b) is not an ERISA Benefit Plan. Non-ERISA Benefit Arrangement includes, without limitation, any policy, practice, program, arrangement, agreement, plan, trust or other method of contribution or compensation providing for the grant, award or sale of stock, stock options, phantom stock or stock appreciation or depreciation rights; direct or indirect extensions of credit; health, life or disability benefits; retirement, profit sharing or deferred compensation benefits; severance and separation benefits; workers' compensation; vacation and other paid time off; cafeteria and flexible benefits; and incentive and fringe benefits.

1.47. "Obligations" means all liabilities, indebtedness and obligations of the Company as of the most recent balance sheet included within
         Schedule 4.9.

1.48. "Ordinary Course" means the ordinary course of business, consistent with past practice of Company.

1.49. "Permitted Encumbrance" means (a) mechanics', carriers', workers' and other similar liens arising in the Ordinary Course; or (b) liens with respect to purchase money security interests which do not exceed the current fair market value of the property or assets which are subject thereto.

1.50. "Person" means any natural person, firm, corporation, partnership, association, trust, or governmental entity.

1.51. "Personal Property" means all inventory, machinery, parts, equipment, supplies, furniture, computer hardware, automobiles and vehicles and other tangible personal property whether owned or leased.

1.52. "Records" means originals or duplicate copies in paper, electronic, or other form, of all books of account, general ledgers, sales invoices, accounts payable and payroll records, personnel records, corporate legal records, customer lists, supplier lists, internal reports, correspondence, and sales and promotional literature, and other documents related to Company or the Business and in the possession of Company, its employees, or agents.

1.53. "Related Party" means any company (whether or not incorporated) which is considered a single employer with Company under ERISA.

1.54. "Return Date" shall have the meaning assigned thereto in the Escrow Agreement.

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1.55.    "Software" means computer programs in any form (including source code and binary code), and in any stage of development, test and release, together with all related technical documentation, user manuals, data files, databases and other works of authorship, and all information and materials necessary or required for the effective installation, maintenance, use and support of such computer programs.

1.56. "Stock" means all of the issued and outstanding shares of capital stock of Company, including the Company Common Stock.

1.57. "Stock Options" means all options to purchase Company Stock which have been issued and are outstanding and unexercised as of the date hereof.

1.58. "Subsidiary" means any corporation or other entity of which securities (or other ownership interests) having ordinary voting power to elect a majority of the board of directors (or other persons performing similar functions) are at the time directly or indirectly owned by the designated entity.

1.59. "Surviving Corporation" means Company, from and after the consummation of the Merger at the Effective Time.

1.60. "Tax" or "Taxes" means any tax or other similar liability imposed or collected by any Governmental Entity, including, without limitation, all federal, state, county, local, and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, occupation, property, excise, value added, withholding and other taxes, duties or assessments (including the recapture of any tax items such as investment tax credits), together with any related interest, penalties and additions and shall include any transferee or secondary liability for a Tax and any liability arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group or being included (or required to be included) in any Tax Return relating thereto.

1.61. "Tax Agreement" means any sharing, allocation, indemnity or other agreement or arrangement (written or unwritten) relating to Taxes (other than this Agreement).

1.62. "Tax Return" means any return, report, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed with any Tax authority or Governmental Entity in connection with the determination, assessment or collection of any Taxes of any Person or the administration of any laws, regulations or administrative requirements relating to any Taxes.

1.63. "Third Party Software" means all Software licensed, leased or loaned by third party vendors or contractors for use by Company in connection with its internal business operations, or for distribution by Company under sublicense for use by customers, either on a stand-alone basis or in combination with Company Software Products.

1.64. "Transaction" means the transactions contemplated by this Agreement, including but not limited to the Merger.

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1.65.    "Transfer Agent" means Wells Fargo Shareowner ServicesSM.

1.66. "Warrants" means all warrants to purchase Company Stock which have been issued and are outstanding and exercised as of the date hereof.

                                 ARTICLE II
                                 THE MERGER

2.1.     The Merger. As of the Effective Time, upon the terms and subject to
         ----------
         the conditions hereof and the Agreement of Merger, and in accordance with applicable law, and the certificate of incorporation and bylaws of the Company and DA Acquisition, DA Acquisition shall be merged with and into the Company. Following the Merger, Company shall continue as the Surviving Corporation and shall continue its existence under the laws of the State of Delaware, and the separate corporate existence of DA Acquisition shall cease.
         Digital Angel shall issue 100,000 shares of Digital Angel Series A Preferred Stock to the Majority Stockholders in the Merger at Closing solely in exchange for their Stock, and no other transaction other than the Transaction represents, provides for or is intended to be an adjustment to the consideration paid for the Majority Stockholders' Stock. All other shares of Stock, if any, held in the treasury of Company or otherwise and any Stock Options or Warrants shall be canceled and retired and no Merger Consideration shall be paid with respect thereto.

2.2.     Consummation of the Merger. As soon as practicable after the
         --------------------------
         satisfaction or waiver of the conditions set forth in Article VIII, the parties hereto will cause the Articles of Merger to be filed with the Delaware Secretary of State as of the Effective Time. The parties hereto shall take all such other and further actions as may be required by law to make the Merger effective.

2.3.     Effects of the Merger. The Merger shall have the effects set forth
         ---------------------
         in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of DA Acquisition shall vest in Company, and all debts, liabilities and duties of DA Acquisition shall become the debts, liabilities and duties of Company.

2.4.     Certificate of Incorporation and Bylaws. The certificate of
         ---------------------------------------
         incorporation and bylaws of DA Acquisition in effect at the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation until amended in accordance with applicable law, and the name of Company, as the Surviving Corporation, shall be OuterLink Corporation.

2.5.     Directors and Officers. From and after the Closing, Company shall
         ----------------------
         take all actions necessary to elect as directors of Company and appoint as officers of Company such persons as Digital Angel shall designate in writing. The directors of DA Acquisition at the Effective Time shall be the directors of the Surviving Corporation and the officers of

         DA Acquisition shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected (or appointed in the case of officers) and qualified.

2.6.     Conversion/Cancellation of Stock. At the Closing, by virtue of the
         --------------------------------
         Merger and without any action on the part of any holder thereof, all Stock issued and outstanding as of the Closing and held by the Majority Stockholders, shall in accordance with Article III, by virtue of the Merger, be exchanged for and converted into the Merger Consideration. The Company shall take any action required to cancel and retire all other Stock, including any shares held in the treasury of the Company or otherwise and any Series A Preferred Stock, any Common Stock and any Stock Options or Warrants and, except as set forth in Schedule I, no Merger Consideration shall be paid with respect thereto.

2.7.     Effect on Stock of DA Acquisition. All issued and outstanding
         ---------------------------------
         shares of capital stock of DA Acquisition shall be converted into 1,000 issued and outstanding shares of common stock, $.01 par value, of the Company which, as of the Closing, will be the only issued and outstanding shares of the Company and there will be no outstanding rights of any kind to acquire shares of the Company.

2.8.     Acknowledgement. Digital Angel, DA Acquisition, Company and the
         ---------------
         Majority Stockholders each acknowledge that the knowledge of the existence of Losses indemnified by Company in this Agreement, including without limitation, any breach by Company of a representation or warranty set forth in this Agreement, would have led to a reduction in the consideration Digital Angel would have agreed to pay, and Company and the Majority Stockholders would have agreed to have paid, in the Merger.

                                ARTICLE III
                 EXCHANGE OF STOCK FOR MERGER CONSIDERATION

3.1.     Exchange and Conversion of Stock. At the Closing, and effective as
         --------------------------------
         of the Effective Time, each share of outstanding Company Stock held by the Majority Stockholders will, by virtue of the Merger and without any further action on the part of any holder thereof, be automatically exchanged for and converted into an aggregate of 100,000 shares of Digital Angel Series A Preferred Stock. All other Stock, if any, held in the treasury of the Company or otherwise and any Stock Options or Warrants shall be cancelled and retired and no Merger Consideration shall be paid with respect thereto.

3.2.     Delivery of the Merger Consideration.
         ------------------------------------

         (a) At Closing, the portion of the Merger Consideration represented by the Escrow Assets will be delivered by Digital Angel for delivery to the Escrow Trustee pursuant to the Escrow Agreement. The balance of the Merger Consideration will be delivered to the Majority Stockholders pursuant to this Section 3.2. Subject to the Escrow Agreement, each Majority Stockholder will be entitled to receive (subject to the obligations for deposit of the Escrow Assets under the Escrow Agreement), upon surrender to DA Acquisition of one or more such certificates for cancellation as set forth below, the number of shares of Digital Angel Series A

                  Preferred Stock set forth opposite each of the Majority Stockholders' names on Schedule I, attached hereto. Certificates which prior to the Closing represented shares of Stock owned by the Majority Stockholders shall, at and after the Effective Time, be deemed to represent only the right to receive, without interest, upon surrender of such certificates, the Merger Consideration as set forth in Section 3.1.

         (b) As soon as practicable following the Effective Time, and in no event later than five (5) business days after the Effective Time, Digital Angel shall mail or cause to be mailed to the Majority Stockholders as holders of record of certificates formerly representing the Stock (the "Certificates"), as identified on Schedule I, letters advising them of the effectiveness of the Merger and instructing them to tender the Certificates to the Transfer Agent, or in lieu thereof, such evidence of lost, stolen or mutilated Certificates and such surety bond or other security as the Transfer Agent may reasonably require (the "Required Documentation").

         (c) After the Effective Time, each Majority Stockholder that surrenders a Certificate or in lieu thereof, the Required Documentation to the Transfer Agent, with a properly completed and executed letter of transmittal with respect to such Certificate, will be entitled to the Merger Consideration (subject to the obligations for deposit of the Escrow Assets, under the Escrow Agreement) into which the Certificate so surrendered shall have been converted pursuant to this Agreement as set forth on Schedule I. The Merger Consideration (subject to the obligations for deposit of the Escrow Assets under the Escrow Agreement) shall be delivered by the Transfer Agent to each such Majority Stockholder as promptly as practicable after such surrender. Digital Angel agrees to instruct the Transfer Agent to deliver such Merger Consideration (subject to the obligations for deposit of the Escrow Assets under the Escrow Agreement) immediately following the Effective Time.

         (d) Each outstanding Certificate, until duly surrendered to the Transfer Agent, shall be deemed to evidence ownership of the Merger Consideration into which the Stock previously represented by such Certificate shall have been converted pursuant to this Agreement, and until the Majority Stockholder surrenders such Certificate (or the Required Documentation) together with an executed letter of transmittal as required pursuant to this Section 3.2, the Majority Stockholder shall not receive the Merger Consideration.

         (e) After the Effective Time, Majority Stockholders, as holders of Certificates, shall cease to have rights with respect to the Stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the Merger Consideration to which the holder may be entitled pursuant to the provisions of
                  Section 3.1. After the closing of the transfer books as described in Section 3.3 hereof, there shall be no further transfer of Certificates on the records of the Company, and if such Certificates are presented to the Company for transfer, they shall be cancelled against delivery of the Merger Consideration.

                  Neither Digital Angel nor Transfer Agent shall be obligated to deliver the Merger Consideration until such holder surrenders the Certificates or furnishes the Required Documentation as provided herein together with the executed letter of transmittal required pursuant to this Section 3.2. Neither Digital Angel, Transfer Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of Stock represented by any Certificate for any Merger Consideration payable in the Merger that is paid to a public official pursuant to applicable abandoned property, escheat, or similar laws.

3.3.     Closing of Company Transfer Books. As of the Closing, the stock
         ---------------------------------
         transfer books of Company shall be closed and no transfer of Stock shall thereafter be made. If, after the Closing, certificates which prior to the Closing represented shares of Stock are presented to the Surviving Corporation, they shall be cancelled, or cancelled and exchanged for the Merger Consideration as provided in
         Section 3.1.

3.4.     Escrow Agreement. At the Closing, Digital Angel will withhold the
         ----------------
         Escrow Assets and deliver such Escrow Assets to the Escrow Trustee as collateral for the Majority Stockholders' indemnity obligations under Article XII and pursuant to the Escrow Agreement. The Escrow Assets will be held by the Escrow Trustee in accordance with the Escrow Agreement. By virtue of the Majority Stockholders' approval of this Agreement, and pursuant to the transmittal letter received or to be received from each Majority Stockholder, the Majority Stockholders have consented to the use of the Escrow Assets as collateral for the indemnity obligations under Article XII and in the manner set forth in the Escrow Agreement.

3.5.     Majority Stockholders' Representative. On or before the Closing, by
         -------------------------------------
         virtue of the Majority Stockholders' approval of this Agreement and pursuant to the transmittal letter received or to be received from each Majority Stockholder, without any further act of any Majority Stockholder, the Majority Stockholders have consented to and approved the appointment of the Majority Stockholders' Representative as the attorney-in-fact for and on behalf of each Majority Stockholder and the entering into the Escrow Agreement by the Majority Stockholders' Representative and the taking by the Majority Stockholders' Representative of any and all actions and the making of any decisions required or permitted to be taken by the Majority Stockholders' Representative under the Escrow Agreement (including, without limitation, the exercise of the power to authorize delivery to, agree to, negotiate, enter into settlements and compromises of and conduct arbitration and litigation and comply with orders of courts and awards of arbitrators with respect to such claims; resolve any claim made pursuant to Article XII, and take all actions necessary in the judgment of the Majority Stockholders' Representative for the accomplishment of the foregoing); and all of the other terms, conditions, and limitations in the Escrow Agreement, including, without limitation the following:

         (a) The Majority Stockholders have, without any further act of any Majority Stockholder, consented to: (i) the use of the Escrow Assets as collateral and security for the Majority Stockholders' indemnification obligations under
                  Article XII of this Agreement in the manner set forth herein, (ii) the appointment of

                  Majority Stockholders' Representative as their representative for purposes of this Agreement (and the Escrow Agreement) and as the attorney-in-fact and agent for and on behalf of each Majority Stockholder, and the taking by the Majority Stockholders' Representative of any and all actions and the making of any decisions required or permitted to be taken under this Agreement (and the Escrow Agreement), and (iii) all of the other terms, conditions and limitations in this Agreement (and the Escrow Agreement). Accordingly, Majority Stockholders' Representative has unlimited authority and power (subject to the terms of the Escrow Agreement and subject to the fiduciary duties owed by the Majority Stockholders' Representative to the Majority Stockholders) to interpret all of the terms and provisions of this Agreement (and the Escrow Agreement), and to act on behalf of each Majority Stockholder with respect to this Agreement (and the Escrow Agreement) and the disposition, settlement, compromise or other handling of all claims, rights or obligations arising hereunder, and to authorize payments to be made with respect thereto, and all action taken by the Majority Stockholders' Representative hereunder shall be binding upon each and all of the Majority Stockholders, and their successors, as if expressly confirmed and ratified in writing by each of them. The Majority Stockholders will be bound by all actions taken by the Majority Stockholders' Representative in connection with this Agreement (and the Escrow Agreement), and the Escrow Trustee and Digital Angel shall be entitled to rely on any action or decision of the Majority Stockholders' Representative. The Escrow Trustee and Digital Angel are hereby relieved from any liability to any Majority Stockholder for any acts done by them in accordance with such decision, act, consent or instruction of the Majority Stockholders' Representative.

         (b) In the event the Majority Stockholders' Representative resigns from such appointment, the holders of a majority interest of the Escrow Assets shall name a successor Majority Stockholders' Representative, who agrees to be bound by the provisions hereof (and the Escrow Agreement) and in Article XII of this Agreement. In addition, the Majority Stockholders' Representative may be replaced by the Majority Stockholders from time to time upon not less than thirty (30) days prior written notice to Digital Angel provided that the Majority Stockholders' Representative may not be removed unless holders of a two-thirds interest of the Escrow Assets agree to such removal and to the identity of the substituted Majority Stockholders' Representative. No bond shall be required of the Majority Stockholders' Representative, and the Majority Stockholders' Representative shall not receive compensation for his or her services. Notices or communications to or from the Majority Stockholders' Representative shall constitute notice to or from each of the Majority Stockholders.

         (c) The Majority Stockholders' Representative shall not be liable to the Majority Stockholders for any act done or omitted hereunder as Majority Stockholders' Representative while acting in good faith and in the exercise of reasonable judgment. The Majority Stockholders' Representative may consult with counsel, accountants, and other professional advisors (which may not be advisors to

                  Digital Angel or Escrow Trustee) and shall be fully protected from the Majority Stockholders in taking any action in good faith in accordance with the opinion or instructions of such advisors. The Majority Stockholders on whose behalf Escrow Assets were contributed to the Escrow Account, as defined in the Escrow Agreement, shall severally indemnify the Majority Stockholders' Representative and hold the Majority Stockholders' Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Majority Stockholders' Representative and arising out of or in connection with the acceptance or administration of the Majority Stockholders' Representative duties hereunder (and the Escrow Agreement), including the reasonable fees and expenses of any advisor retained by the Majority Stockholders' Representative.

         (d) In the event that Majority Stockholders' Representative alone funds, or certain but not all Majority Stockholders per their respective interests in the assets held in the Escrow Account, any reasonable advisors' fees and costs pertaining to obtaining advice for Majority
                  Stockholders' Representative acting in that capacity
                  (whether or not in the context of a dispute with the Indemnified Party with respect to a claim hereunder) or defending or settling claims indemnified by Majority Stockholders, Majority Stockholders' Representative shall have the right to instruct the Escrow Trustee
                  (with a copy to Digital Angel) on the Return Date, as defined in the Escrow Agreement, to reallocate the Escrow Assets held in the Escrow Account among the Majority Stockholders solely if and to the extent necessary to cause such reasonable advisors' fees and costs to have been paid pro rata by all Majority
                  Stockholders in accordance with their respective interests in the Escrow Assets held in the Escrow
                  Account.

         (e) The Majority Stockholders agree that, by acting as Majority Stockholders' Representative, the Majority Stockholders' Representative does not assume any liability for the representations, warranties, covenants and agreements of the Majority Stockholders in their respective individual capacities and that the Majority Stockholders' Representative retains the same rights, powers, and obligations in his or her capacity as Majority
                  Stockholder as any other Majority Stockholder.

3.6.     Company Series A Preferred Stock, Common Stock, Stock Options and
         -----------------------------------------------------------------
         Warrants. At the Closing, all Series A Preferred Stock and Common
         --------
         Stock of the Company and each unexpired, unexercised and outstanding Stock Option or Warrant to purchase securities of the Company shall be cancelled and the holders thereof shall be entitled to receive no consideration therefore. All agreements, plans, programs or arrangements of the Company that provide for the issuance or grant of Stock Options or Warrants or any other interests with respect to the Company Capital Stock shall terminate as of the Closing and beneficiaries or parties to such agreements, plans, programs or arrangements shall receive no consideration in connection with such cancellation. The Company shall take all permitted actions necessary to insure that, following the Closing, no participant in any agreement, plan, program or arrangement of the Company shall have any right thereunder to acquire Equity Securities or other ownership interests of the Company, or any subsidiary thereof, and terminate all such plans. All outstanding Series A Preferred Stock and Common Stock of the Company and all Stock Options and Warrants shall be null and void and cancelled at the Effective Time.

                                 ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF COMPANY

Company hereby represents and warrants to Digital Angel that the following statements, each of which are acknowledged to be material and relied upon by Digital Angel, are true and correct. Each Majority Stockholder, severally and not jointly, has affirmed or will affirm the truth and accuracy of the representations and warranties set forth in this Article IV by virtue of the Majority Stockholder's execution and delivery of the transmittal letter received or to be received from each Majority Stockholder.

4.1.     Authority, Validity of Agreement. The Company has all requisite
         --------------------------------
         corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby are duly authorized and no other approval is required for the performance by Company of its obligations hereunder. This Agreement has been duly executed and delivered by Company. This Agreement constitutes a valid and binding obligation of Company, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and with respect to the remedy of specific performance, equitable doctrines applicable thereto).

4.2.     No Violations. Except as set forth on Schedule 4.2, neither the
         -------------
         execution and delivery of this Agreement by Company nor the consummation of the transactions contemplated hereby will (a) violate any provisions of the certificate of incorporation or bylaws of Company, or (b) violate, or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or cause or permit the acceleration of the maturity of or give rise to any right of termination, cancellation, imposition of fees or penalties under, any note, debt, debt instrument, indenture, security agreement, option to purchase, lease, deed of trust or license, or any other material contract to which Company is a party or by which Company or any of its Assets is or may be bound, or (c) result in the creation of imposition of any Encumbrance upon any Assets of Company under any debt, obligation, contract or commitment to which Company or any stockholder is a party or by which any of Company's Assets is or may be bound, or
         (d) violate any Laws to which the Company may be subject, which would have a Material Adverse Effect.

4.3.     Consents and Approvals of Governmental Authorities. Except as set
         --------------------------------------------------
         forth on Schedule 4.3 or as contemplated by the Merger or this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by Company in connection with the execution, delivery and performance of this Agreement by Company or the consummation of the transactions contemplated hereby.

4.4.     Other Consents. No consent, waiver or approval of, or notice to,
         --------------
         any third party is required to be or necessary to be obtained by Company in connection with the execution and delivery of this Agreement and the performance of Company's obligations hereunder.

4.5.     Organization and Good Standing of Company.
         -----------------------------------------

         (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) Company has all requisite corporate power and authority to own, lease and operate its Assets and to carry on its Business as now being conducted.

         (c) Company is qualified to do business and in good standing in each state set forth in Schedule 4.5(c) which is each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on Company or the Business. Company has not received notification from any jurisdiction that Company is required to qualify or obtain a license to do business in such jurisdiction or that it is otherwise not in good standing in such jurisdiction.

         (d) Complete and correct copies of the certificate of incorporation, as amended (with such certificate and all amendments thereto certified by the Secretary of State of Delaware) and bylaws, as amended to the date hereof, of Company have been provided to Digital Angel.

4.6.     Capital Stock of Company.
         ------------------------

         (a) Schedule 4.6(a) sets forth a true and complete list for Company as of Closing of the number of all Stock authorized and issued and outstanding (including a description of the class or series of all such outstanding shares and all Stock issued as a result of the exercise of all Stock Options and Warrants), the record owners thereof and the amount and percentage of ownership of such Stock or equity interests.

         (b) Except as disclosed on Schedule 4.6(b): (i) all outstanding Stock of Company are duly authorized, validly issued, fully paid and non-assessable and are owned of record as set forth in Schedule 4.6(a); (ii) none of such Stock are subject to any preemptive rights; (iii) neither
                  Company nor any Majority Stockholder has any commitment or obligation, either firm or conditional, to issue, deliver or sell, or cause to be issued, delivered or sold, under offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise, any Stock or other securities including securities or obligations outstanding which are convertible into or exchangeable for any Stock, other Equity Securities, or ownership interests, upon payment of any consideration or otherwise; and (iv) there are no voting trusts, voting agreements, stockholder agreements, proxies or other agreements or understandings with respect to the Stock to which Company is a party.

         (c) Company does not own, directly or indirectly, any equity, capital (whether equity or debt) or profit interest in any corporation, partnership, association, business trust, joint venture or other business entity.

4.7.     Ownership and Transfer of Shares to be Transferred. Except as
         --------------------------------------------------
         disclosed in Schedule 4.6(b), to the Company's Best Knowledge, each Majority Stockholder has the absolute and unrestricted right, power and authority to exchange, transfer and assign the Stock owned by such Majority Stockholder pursuant to this Agreement, and such Stock constitutes all of the issued and outstanding securities of Company entitled to receive consideration in the event of a sale of the Company; as of Closing, each circumstance disclosed in Schedule 4.6(b) will be waived or modified such that each Majority Stockholder has as of Closing such absolute and unrestricted right, power and authority. To the Company's Best Knowledge, all such Stock of Company is owned by each Majority Stockholder free and clear of all Encumbrances. The Transaction will not give rise to any preemptive rights, rights of first refusal, warrants, dividends, or conversion rights, and will not violate any Law applicable to Company or such Majority Stockholder.

4.8.     Minute Books; Books, Records and Accounts; Officers and Directors.
         -----------------------------------------------------------------
         The minute books of Company contain legally sufficient records of all corporate actions taken by the directors and Stockholders of Company (except where the absence of such records would not adversely affect either Company or Digital Angel), and true and complete copies of such minute books have been furnished to Digital Angel. All accounts, books, ledgers and official and other records of whatsoever kind material to the Business have been fully, properly and accurately kept and completed in all material respects to the Company's Best Knowledge, there are no material inaccuracies or material discrepancies of any kind contained or reflected therein, and collectively they fairly present the financial position of the Company. Schedule 4.8 sets forth a true and complete list of each of the current officers and directors of Company.

4.9.     Financial Statements. Schedule 4.9 contains true, correct and complete
         --------------------
         copies of the following financial statements ("Financial
         Statements") of Company: audited balance sheet as of December 31, 2001 and unaudited balance sheets as of December 31, 2002 and September 30, 2003 (the latter being the "September 30, 2003
         Balance Sheet"); audited income statement for the 12-month period ended December 31, 2001; and unaudited income statements for the periods ending December 31, 2002 and September 30, 2003.

         (a) All of such Financial Statements are in accordance with the books and records of Company.

         (b) Each balance sheet (including any related notes) included in the Financial Statements fairly presents the assets, liabilities and financial condition of the Business as of the respective dates thereof, and each of the statements of operations contained in the Financial Statements are complete and correct and fairly present the results of operations for the periods referred to therein, all in accordance with GAAP consistently applied throughout the periods involved (except for the absence of footnotes and year-end adjustments not material in amount).

         Not later than the tenth (10th) business day of each month after the date of this Agreement and prior to Closing, Company agrees to supplement the financial statements of the Company set forth in
         Schedule 4.9 with an unaudited monthly income statement and balance sheet (the "Interim Balance Sheet"). Each such supplementally provided financial statement shall be provided in accordance with the terms of subsections (a) and (b) of this Section 4.9.

4.10.    Absence of Undisclosed Liabilities. Company has no Liabilities,
         ----------------------------------
         including Taxes, except:

         (a) Liabilities that are fully accrued or reserved against in the September 30, 2003 Balance Sheet (or any Interim Balance Sheet), or reflected in the notes thereto;

         (b) Liabilities (including those arising from the creation of Contracts) incurred since the date of the September 30, 2003 Balance Sheet (or any Interim Balance Sheet) in the Ordinary Course; and

         (c)      Liabilities disclosed in Schedule 4.10(c).

4.11.    Absence of Certain Changes. Except as set forth on Schedule 4.11,
         --------------------------
         or as shown on the September 30, 2003 Balance Sheet (or any Interim Balance Sheet), since January 1, 2003, Company has not:

         (a) Suffered any change or changes which, individually or in the aggregate, have had or would have, a Material Adverse Effect on the Business Condition of Company or the Business;

         (b) Paid, discharged, or satisfied any Liabilities other than the payment, discharge or satisfaction in the Ordinary Course;

         (c) So far as Company is aware, become subject to any newly-enacted or adopted Law which would reasonably be expected to have a Material Adverse Effect on the Business Condition of Company;

         (d) Permitted or allowed any of its Assets to be subjected to any Encumbrance, except Permitted Encumbrances;

         (e) Written up the value of any inventory, any notes or accounts receivable or any other Assets;

         (f) Canceled or amended any debts or waived any claims or rights of substantial value, or sold, transferred or otherwise disposed of any of its Assets except in the Ordinary Course;

         (g) Licensed, sold, transferred, pledged, modified, disclosed, disposed of or permitted to lapse any right to the use of any Intellectual Property Right except in the Ordinary Course;

         (h) Granted any increase in the compensation of officers or employees (other than normal increases to non-officer employees in the Ordinary Course);

         (i) Declared, paid or set aside for payment any dividend or other distribution in respect of its Stock or other Equity Securities or, directly or indirectly, redeemed, purchased or otherwise acquired any Stock or other Equity Securities;

         (j) Made any change in any method of accounting or accounting practice or any change in depreciation or amortization policies or rates previously adopted;

         (k) Paid, lent or advanced any amount to, or sold, transferred or leased any Assets to, or entered into any agreement or arrangement with, any of its Affiliates, except for directors' fees, and employment compensation to officers in the Ordinary Course;

         (l) Sold, leased or otherwise disposed of any of its Assets, except in the Ordinary Course;

         (m) Made capital expenditures or commitments therefor exceeding, in the aggregate, Ten Thousand Dollars ($10,000); or

         (n) Agreed, whether in writing or otherwise, to take any action described in this Section 4.11.

4.12.    Title to, and Sufficiency of, Assets.
         ------------------------------------

         (a) The September 30, 2003 Balance Sheet (or the most recent Interim Balance Sheet) includes all material tangible Assets owned or leased by Company, or otherwise used in or pertaining to the Business as presently conducted, with an indication of which such Assets are owned and which are leased.

         (b) Company has good and valid title to or a valid leasehold interest in all of the Assets included on the September 30, 2003 Balance Sheet (or the most recent Interim Balance Sheet). None of such Assets is subject to any Encumbrance except for Permitted Encumbrances. The Assets included on the September 30,

                  2003 Balance Sheet (or the most recent Interim Balance Sheet) constitute all of the material tangible Assets held for use or used in connection with the Business and are sufficient for the operation of the Business as presently conducted or planned to be conducted.

4.13.    Plant, Property, and Equipment. The Leased Real Property, and other
         ------------------------------
         plant, property, equipment, leasehold improvements, and other tangible Assets of the Business are adequate in all respects for the purposes for which they are being used and, to Company's Best Knowledge, conform in all material respects with applicable Laws, are structurally sound with no material defects, and are in good operating condition and repair (ordinary wear and tear excepted).

4.14.    Accounts and Notes Receivable. Except to the extent of applicable
         -----------------------------
         reserves for doubtful accounts shown on the September 30, 2003 Balance Sheet (or any Interim Balance Sheet) all of the accounts, notes and other receivables owed to Company as of the date hereof or thereafter acquired or arising prior to the Closing Date, constitute, and as of the Closing Date will constitute, valid and enforceable claims arising from bona fide transactions in the Ordinary Course, and Company has not received notice of any claims, refusals to pay or other rights of set-off against any of the accounts receivable.
         Schedule 4.14 contains an accurate aging of the accounts, notes and other receivables of Company at September 30, 2003 or the date of any Interim Balance Sheet.

4.15.    Accounts and Notes Payable; Interest-Bearing Debt.
         -------------------------------------------------

         (a)      There are no back Taxes owed by the Company.

         (b) Schedule 4.15(b) reflects all interest-bearing debt of Company, including the person or institution to whom the debt is owed, the current amount of the debt, and any instruments reflecting such debt.

         (c) The Company has no long term debt, notes payable or other long term obligations, other than capital lease obligations which are disclosed on the September 30, 2003 Balance Sheet or the most recent Interim Balance Sheet and the following balance sheet items which will be paid off as of the Closing Date:

                  (i) $1,125,000.00 Note Payable - Massachusetts Business Development Corporation

                  (ii) $80,000.00 Convertible Note Payable - Chevron Venture Technologies, LLC, and accrued interest

                  (iii) $25,000.00 Convertible Note Payable - CMS PEP XIV Co-Investment Subpartnership, and accrued interest

                  (iv) $25,000.00 Convertible Note Payable - CMS Tech Co-Investment Subpartnership, and accrued interest

                  (v) $182,635.07 Convertible Notes Payable - Zero Stage Capital VII, L.P., and accrued interest

                  (vi) $67,364.93 Convertible Notes Payable - Zero Stage Capital (Cayman) VII, L.P., and accrued interest

                  (vii) $146,108.06 Convertible Notes Payable - Zero Stage Capital VII, L.P., and accrued interest

                  (viii) $53,891.94 Convertible Notes Payable - Zero Stage Capital (Cayman) VII, L.P., and accrued interest

                  (ix) $401,797.17 Convertible Notes Payable - Zero Stage Capital VII, L.P., and accrued interest

                  (x) $148,202.84 Convertible Notes Payable - Zero Stage Capital (Cayman) VII, L.P., and accrued interest

                  (xi) $96,000.00 Notes Payable - Zero Stage Capital VII, L.P., and accrued interest

4.16.    Orders, Commitments, Warranty Claims and Returns.
         ------------------------------------------------

         (a) All accepted and unfulfilled orders for the sale of Company Products entered into by Company and all outstanding Contracts for the purchase of supplies and materials entered into by Company were made in the Ordinary
                  Course.

         (b)      To Company's Best Knowledge, and except as disclosed on
                  Schedule 4.17, there are no claims against Company to return, or claims for refunds due to delivery of defective or unsatisfactory Company Products, in excess of an aggregate Five Thousand Dollars ($5,000), or understanding that Company Products in the hands of certain customers, retailers or distributors would be returnable.

4.17.    Defects in Products; Warranties. There are no defects in Company
         -------------------------------
         Products heretofore or currently being distributed or sold by Company which would have a Material Adverse Effect. Except as disclosed on
         Schedule 4.17, there are no express or implied warranties outstanding with respect to Company Products, except as imposed by law.

4.18.    Real Property.
         -------------

         (a)      No Owned Real Property. Company does not have and has not
                  ----------------------
                  had any fee or other direct or indirect ownership interest in any real property.

         (b)      Leased Real Property Agreements. Schedule 4.18(b) sets
                  -------------------------------
                  forth a true and complete list of all Leased Real Property and a copy of all of the agreements (as amended) relating thereto (the "Lease Agreements"). To Company's Best Knowledge, all the Lease Agreements are in full force and effect and are valid and enforceable against the other parties thereto in accordance with their terms. To Company's Best Knowledge, none of the Lease Agreements is in default by Company or by other third parties thereto, and to Company's Best Knowledge, no circumstance exists with respect to Company or to the other parties thereto which, with notice, the passage of time or both would (i) constitute a material default under the Lease Agreements, (ii) provide a basis for termination under such agreements prior to their normal expiration dates, (iii) have a Material Adverse Effect on the Business Condition of Company, or (iv) grant a third party the right to occupy the premises. The
                  Closing will not affect the rights to the continued use and possession of the Leased Real Property on the terms and conditions specified in the Lease Agreements to the extent and for the purposes for which such property is now used in the Business.

         (c)      Leases of Real Property to Others. To Company's
                  ---------------------------------
                  Best Knowledge, no Leased Real Property is subject to any lease or other right of use or possession by any Person other than Company.

         (d)      Utilities. To Company's Best Knowledge, all utilities
                  ---------
                  necessary for the normal use and operation of the Leased Real Property for the purposes for which they are used by Company are available at such property.

         (e)      Former Facilities. No former Company Facility was ever used
                  -----------------
                  by Company for anything other than commercial office space.

         (f)      Disputes. No third party has raised any claim, dispute or
                  --------
                  controversy with respect to any of the Lease Agreements of Company, nor has Company received notice of alleged nonperformance, delay in delivery or other noncompliance by it with respect to its obligations under any such Lease Agreements.

4.19.    Contracts.
         ---------

         (a) Schedule 4.19(a)(i) contains a complete list of all Current Customers of the Business. For purposes of this Agreement, "Current Customer" means any Person from whom Company has recognized revenue in the past twelve months or to whom Company has any obligation to complete work or honor any contractual warranty. Schedule 4.19(a)(ii) contains (i) a list of all currently outstanding but unaccepted written proposals relating to proposed contracts with customers, and (ii) a description of all oral proposals relating to proposed contracts with customers which either (i) or (ii) being materially burdensome to Company or involving a material deviation from past practice, to the extent such proposals are enforceable upon acceptance by the offeree without further action by Company. True and correct copies of all standard form customer contracts used by Company have been made available to Digital Angel. No contract for any Current Customer, whether written or oral, differs in any material respect from the attached standard forms of customer contracts. True and correct copies of all written Contracts with Current Customers of the Business have been provided or made available to Digital Angel. Except as disclosed on
                  Schedule 4.19(a)(iii), since August 31, 2002, no Current Customers of the Business have canceled or terminated their contracts, or notified Company of their intent to cancel or terminate their contract.

         (b) Schedule 4.19(b) contain a complete list of all suppliers of Company who since September 30, 2003, have invoiced Company for Thirty Thousand Dollars ($30,000) or more, including the types of products and/or services provided by each such supplier.

         (c) Schedule 4.19(c) sets forth a true and complete list of all of the currently effective written contracts or written or binding oral agreements (the "Contracts") to which Company is a party other than Contracts disclosed in Sections 4.19(a) and (b), of the following types:

                  (i) Employment agreements and any outstanding offers of employment.

                  (ii)     Royalty agreements.

                  (iii)    Consulting agreements.

                  (iv)     Agreements or commitments for capital
                           expenditures or the acquisition by purchase or lease of fixed assets providing for payments in excess of Thirty Thousand Dollars ($30,000) individually or in the aggregate.

                  (v) Agreements for the purchase, sale, lease or other transfer of any services, products, materials or supplies in excess of Five Thousand Dollars ($5,000) individually or in the aggregate from a single Person.

                  (vi) Joint venture or partnership agreements with any other entity.

                  (vii) Non-competition or similar agreements which prevent Company or any of its employees from competing with any Person (other than Company).

                  (viii) Confidentiality or employee non-solicitation agreements with any other Person (other than as are contained in the customer Contracts).

                  (ix)     Agreements relating to the research or
                           development by Company for others or by others for Company.

                  (x) Agreements for the long-term borrowing or long-term lending of money (including capitalized leases).

                  (xi) Agreements for the short-term borrowing or short-term lending of money.

                  (xii) Any Contract, not listed in other Schedules to this Agreement, requiring the performance by Company of any obligation for a period of time extending more than one year from the date of this Agreement or calling for Company to pay a consideration or incur costs of more than Thirty Thousand Dollars ($30,000).

                  Schedule 4.19(c) is organized by type of Contract and briefly summarizes, with respect to each Contract, the names of the parties thereto, the products and/or services covered, the date of the Contract, and all amendments or modifications thereto.

         (d) Except as set forth in Schedule 4.19(d), Company has in all material respects performed, and is now performing, the obligations of, and Company is not in default (nor would by the lapse of time or the giving of notice or both be in default) in respect of any Contract referred to in the Schedules to this Article IV. Each of the Contracts or other instruments shown on the Schedules referred to in this Agreement is in full force and effect and is a valid and enforceable obligation against Company and, to Company's Best Knowledge, against the other parties thereto in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto). To Company's Best Knowledge, no other parties to such Contracts or other instruments is in default in any material respect (or would by the lapse of time or the giving of notice or both be in default in any material respect) thereunder or has breached in any material respect any terms or provisions thereof.

         (e) There are no Contracts to which Company is a party to or bound by which either separately or in the aggregate has or is likely to result in a loss to Company.

         (f) No third party has raised any claim with respect to any of the Contracts, nor has Company received notice of alleged default by Company with respect to its obligations under any such Contracts.

         (g) No material part of the Customer Contracts or sales has been won through small business or other set-aside programs.

         (h) Other than as provided in Section 4.19(a), true and complete copies of all of the Contracts and instruments referred to in the Schedules delivered under this Article IV have been delivered to Digital Angel.

4.20.    Litigation. Except as set forth in Schedule 4.20, there are no
         ----------
         suits, claims, actions, arbitrations, litigation, legal, administrative or other proceedings (including without limitation permit revocations, permit amendments, or administrative complaints of discrimination) or governmental investigations of which it has notice, pending, or, to

         Company's Best Knowledge, threatened against Company or its Assets.
         Schedule 4.20 sets forth, with respect to each such suit, claim, action, arbitration, litigation, proceeding or investigation, the forum, the parties thereto, the subject matter thereof, the amount of damages claimed or relief sought and the status as of a recent date.

4.21.    Compliance with Laws.
         --------------------

         (a) To the Company's Best Knowledge, the operations and Business of Company have been conducted, and are being conducted, in compliance with all applicable Laws. Company has not received any notification that it is in violation of any Laws.

         (b) Schedule 4.21(b) hereto sets forth a list of all governmental approvals, permits, licenses, certifications or other authorizations of which the failure to obtain or maintain would have a Material Adverse Effect. All approvals, permits, licenses, certifications or other authorizations have been obtained and are in full force and effect and are being complied with in all material respects.

         (c) Except as set forth in Schedule 4.21(c), there are no outstanding judgments, orders, injunctions, decrees, stipulations, awards (whether rendered by a Governmental Entity or by arbitration) or private settlement agreements to which Company is a party. All of the foregoing set forth in Schedule 4.21(c) are being complied with in all material respects.

         (d) Neither Company nor any director, officer, employee or agent thereof has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official which would subject Company or any Assets of the Business, to any damage or penalty under any Law in any civil, criminal or governmental litigation or proceeding.

4.22.    Computer Software and Intellectual Property.
         -------------------------------------------

         (a)      Company Software Products. Schedule 4.22(a) contains a list
                  -------------------------
                  of all Company Software Products.

         (b)      Third Party Software. Schedule 4.22(b) contains a list of all
                  --------------------
                  material Third Party Software under which any rights to use or distribute Third Party Software have been granted to Company. Company has delivered to Digital Angel copies of all such license agreements.

         (c)      Source Code Escrow. Schedule 4.22(c) contains a list of all
                  ------------------
                  agreements under which Company has delivered source code for any Company Software Product to be held in escrow and released upon the occurrence of certain events or conditions. Company has made available to Digital Angel copies of all such source code escrow agreements.

         (d)      Certain Intellectual Property Rights. Schedule 4.22(d)
                  ------------------------------------
                  contains a complete list of the following items included in the Intellectual Property Rights: (i) United States and foreign patents and patent applications, and, in the case of patent applications, a description of the current status of each of the applications; (ii) copyrights in computer programs and other works of authorship which are registered with any Governmental Entity; or for which registration applications have been filed; (iii) United States and foreign trademarks, service marks and trade names, for which registrations have been received or applications for registration have been filed; and (iv) a list of unregistered trade names used by Company.

         (e)      Miscellaneous.
                  -------------

                  (i) Company owns good and marketable title to, and has the right to possess, use, modify, and prepare derivative works based on, manufacture, reproduce, license, and distribute, all Company Software Products and Intellectual Property Rights in the United States and throughout the world in Company's Business as currently conducted and Company has done nothing to cause such rights to be owned or possessed by any third party other than the license of object code pursuant to any of the Contracts. Company has received no claim that any Company Software Product or any Intellectual Property Right is in whole or in part invalid, unenforceable, ineffective or in violation of the rights of others. All Company Software Products and all Intellectual Property Rights developed by Company employees and/or independent contractors are owned exclusively by the Company.

                  (ii) There is no pending claim or litigation and, to Company's Best Knowledge, there is no threatened claim or litigation contesting the right to use, sell, license or dispose of any Company Software Product or Intellectual Property right, nor, to Company's Best Knowledge, is there any fact or alleged fact which would reasonably serve as a basis for any such claim that could materially limit the protection afforded by the Intellectual Property Rights to the use, sale, license, or disposition of Company Software Products.

                  (iii) Except as disclosed on Schedule 4.22(e)(iii), each Person who participated in the creation of Company's Software Products and/or Intellectual Property Rights either has executed a valid, binding and enforceable assignment of rights of ownership to Company or was an employee of Company acting within the scope of his or her employment at the time of such creation, and in all cases all incidents of ownership thereto are held exclusively by the Company.

                  (iv)     Except as disclosed on Schedule 4.10(c) and
                           Schedule 4.22(e)(iv), Company is in material compliance with the terms and conditions of all license agreements governing the use of Third Party Software.

                  (v) All Third Party Software used by Company for its internal business operations (including product development and testing) is licensed for use only on computer equipment located at Company's sites or on computers under control of Company's employees or independent contractors.

                  (vi) Except as disclosed on Schedule 4.22(e)(vi), Company has taken reasonable steps to safeguard and maintain the secrecy and confidentiality of all trade secrets and proprietary or confidential business and technical information included in the Intellectual Property Rights, including, without limitation, entering to appropriate confidentiality or disclosure agreements with employees, officers, consultants, independent contractors and licensees that serve Company, the forms of which have been made available to Digital Angel.

                  (vii) All documents and materials containing trade secrets or proprietary or confidential business or technical information of Company (including without limitation all source code for Company Software Products) are presently located at one of the premises identified as Leased Real Property in Schedule 4.18(b) and, as applicable, at escrow agents' sites listed on Schedule 4.22(c), and, to Company's Best Knowledge, have not been used, divulged, or appropriated for the benefit of any Person other than Company, or to the detriment of Company.

                  (viii) To Company's Best Knowledge, no third party is infringing on any Intellectual Property Right in a manner that could materially limit the protection afforded by the Intellectual Property Rights to the use, sale, license or disposition of Company Software Products in the Business as currently conducted.

                  (ix) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any material instrument or material agreement to which Company or to the Best Knowledge of the Company any stockholder of the Company is a party governing any Intellectual Property Right, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property Right or in any way materially impair the right of Company to use, sell, license or dispose of or bring any action for the infringement of any Intellectual
                           Property Right or any Company Software Product.

4.23.    No Subsidiaries. Except as set forth on Schedule 4.23, the Company
         ---------------
         does not have any Subsidiaries.

4.24.    Environmental Matters.
         ---------------------

         (a) To Company's Best Knowledge, there are no underground storage tanks present on any Company Facility.

         (b) Schedule 4.24(b) accurately describes all of the Environmental Permits currently held by Company, and the Environmental Permits listed on Schedule 4.24(b) are all of the Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of Company as such activities are currently being conducted.

         (c) Company has not transferred or released Hazardous Materials (except for standard office supplies used in the ordinary course that may be considered to be Hazardous Materials) to any Disposal Sites, and no action or proceeding exists or, to Company's Best Knowledge, is threatened against Company with respect to any transfer or release of Hazardous Materials to a Disposal Site.

         (d) Company has delivered to Digital Angel or made available for inspection by Digital Angel any records concerning the Hazardous Materials Activities of Company and all environmental audits and environmental assessments of any Company Facility conducted at the request of, or otherwise available to, any Stockholder or Company.

         (e) Company has never conducted any Hazardous Material Activity in violation of any applicable Environmental Law.

         (f) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to Company's Best Knowledge, threatened concerning or relating to any Environmental Permit or any Hazardous Materials Activity of Company.

4.25.    Employee Plans and Arrangements.
         -------------------------------

         (a) Neither Company nor any Related Party sponsors, maintains, administers, contributes to or has or could reasonably be expected to have any Liability with respect to any ERISA Benefit Plan other than an ERISA Benefit Plan specifically listed on Schedule 4.25(a) (a "Company
                  ERISA Benefit Plan"). No Company ERISA Benefit Plan is subject to Code Section 412 or Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA. Neither Company nor any Related Party has or could reasonably be expected to have any Liability to any Person in connection with any "voluntary employees' beneficiary association" within the meaning of Code Section
                  501(c)(9), "welfare benefit fund" within the meaning of Code Section 419, "qualified asset account" within the meaning of Code Section 419A or "multiple employer welfare arrangement" within the meaning of ERISA
                  Section 3(40).

         (b) Except as disclosed on Schedule 4.25(b), neither Company nor any Related Party sponsors, maintains, administers, contributes to, is a party to or has or could reasonably be expected to have any Liability with respect to (i) any Non-ERISA Benefit Arrangement other than a Non-ERISA Benefit Arrangement specifically listed on Schedule 4.25(b) (a "Company Non-ERISA Benefit Arrangement"), or
                  (ii) employment agreement, collective bargaining agreement, consulting agreement, confidentiality agreement, agreement not to compete or other labor agreement between either Company or a Related Party and any individual who provides or provided personal services to either Company or a Related Party as an employee or otherwise or such individual's employer or agent.

         (c) True and complete copies of each of the following documents have been made available to Digital Angel: (i) each Company Non-ERISA Benefit Arrangement or a complete description of any Non-ERISA Benefit Arrangement that is not in writing and a complete and accurate description of the individuals covered by each such arrangement;
                  (ii) all written documents of any nature reflecting contractual terms and conditions of any person's employment with the Company (an "Employee Agreement") or a complete description of any Employee Agreement that is not in writing; (iii) all written documents of any nature establishing the terms and conditions of each Company ERISA Benefit Plan and related trust or insurance agreements or contracts evidencing any funding vehicle with respect thereto; (iv) the three most recent annual reports on Treasury Form 5500, including all schedules and attachments, with respect to any plan for which such a report is required; (v) the form of summary plan description, including any summary of material modifications thereto or other modifications communicated to participants; and (vi) the most recent determination letter with respect to each Company ERISA Benefit Plan intended to qualify under Section 401(a) of the Code and the full and complete application therefor submitted to the Internal Revenue Service.

         (d) Each Company ERISA Benefit Plan and Company Non-ERISA Benefit Arrangement and Employee Agreement is and has been maintained and administered in accordance in all material respects with the documents or instruments governing the plan, arrangement or agreement (or in accordance with the written descriptions thereof provided in Schedule 4.25(d) in the case of an unwritten Company Non-ERISA Benefit Arrangement or Employee
                  Agreement), except in the case of any change in applicable governing Laws that are not yet required to be incorporated into the instruments or documents governing the plan, arrangement or agreement, in which case the plan, arrangement or agreement has in operation been maintained and administered in accordance with applicable Laws at all times on and after the effective date of such change. Each Company ERISA Benefit Plan that is intended to be qualified under Code Section
                  401(a) is and has at all times been so qualified in form and, in all material respects, in operation.

         (e) There are no facts or circumstances relating to any ERISA Benefit Plan or Company Non-ERISA Benefit Arrangement that could, directly or indirectly, subject Company or any Related Party to (i) any excise tax or other liability under Chapters 43 or 47 of Subtitle D of the Code, (ii) any penalty, tax or other liability under Code Sections 6651, 6652 and 6690 or (iii) any civil penalty or other liability under Section 502(c) of ERISA.

         (f) No payment made or benefit provided pursuant to any Company ERISA Benefit Plan, Company Non-ERISA Benefit
                  Arrangement or Employee Agreement will be nondeductible to Company or any Related Party because of the applicability of Code Section 280G, nor will either
                  Company or any Related Party be required to gross up or otherwise compensate any recipient in connection with the imposition of any excise tax (including any interest or penalties related thereto) pursuant to Code Section 4999. Neither Company nor any Related Party will incur any Liability in connection with severance benefits which become payable solely by reason of the Transaction. Other than as expressly provided herein, the Transaction will not result in the acceleration of accruals, funding, vesting or payment of any contribution or benefit under any Company ERISA Benefit Plan, Company Non-ERISA Benefit Arrangement or Employee Agreement.

         (g) Other than as required by COBRA, Company does not provide or maintain, or provide nor is it obligated to maintain or provide, post-retirement or post-termination health, medical, life or other welfare benefits for employees or former employees of Company. No promise or other commitment exists that would prevent either Digital
                  Angel or Company from amending or terminating any arrangement providing health, medical, life, or other welfare benefits in respect of any current or former employee of Company without liability therefor. Except as set forth in the applicable government instruments or as required by law, neither Company nor any other Person has created any impediment to the amendment, termination, merger of or transfer of assets and liabilities with respect to any Company ERISA Benefit
                  Plan, Company Non-ERISA Benefit Arrangement or Employee Agreement.

         (h) All contributions or benefit obligations in connection with any ERISA Benefit Plan, Company Non-ERISA Benefit Arrangement or Employee Agreement have been fully paid or properly accrued in accordance with GAAP in the Financial Statements of Company. All obligations to provide medical, dental, vision, life, accidental death and dismembership or long-term disability benefits pursuant to any Company ERISA Benefit Plan, Company Non-ERISA Benefit Arrangement or Employee Agreement are either fully insured (except for amounts not covered by reason of co-payments, deductibles, participant contributions or similar allowances) or will be provided by an HMO with respect to which Company's sole Liability is to pay premiums.

         (i) There are no pending or, to Company's Best Knowledge, threatened audits or investigations by any Governmental Entity, claims (other than undisputed claims for benefits arising in the ordinary course), suits, grievances or other proceedings, and Company is unaware of any facts or circumstances that could give rise thereto, involving, directly or indirectly, any Company ERISA Benefit Plan, Company Non-ERISA Benefit Arrangement, or Employment Agreement.

4.26.    Employees.
         ---------

         (a) Except as set forth on Schedule 4.26(a), Company (i) is not a member of any multi-employer bargaining group; (ii) has not withdrawn from any multi-employer bargaining group within the past five years, and (iii) within the past three years not defeated any collective bargaining representation petition, removed any existing collective bargaining authority, or defeated any multi-employer bargaining group or other third party with respect to employees of the Business.

         (b) Company has complied in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours.

         (c) There is no strike, labor dispute, work slowdown or work stoppage actually pending or threatened against Company. No collective bargaining representation petition or collective bargaining agreement grievance is pending or threatened against Company.

         (d) Except as set forth on Schedule 4.26(d), as of the Closing Date, Company will have paid or reserved on its books any and all obligations for vacation pay, severance pay, layoff or termination, or other amounts that may be due any Person including, but not limited to, by reason of any action taken under this Agreement; excluded from this representation shall be any sick days or vacation days accrued by employees during 2003 and disclosed on
                  Schedule 4.26(h).

         (e) Company is not a joint employer with any other legal entity and does not control labor relations or operations of any other legal entity.

         (f) Company does not employ or otherwise obtain the services of any "leased employee" (as such term is defined in the Code).

         (g) Except as disclosed on Schedule 4.26(g), all employees of the Business are employees of Company.

         (h) Schedule 4.26(h) lists the names, titles, date of employment, current base compensation rates, and estimated vacation and sick time accrued for each employee of Company as of a recent date, and the amount of bonuses paid (or due) during the most recent full fiscal year to each employee.

         (i) Except as set forth on attached Schedule 4.26(i), no Key Employee of the Company has resigned since January 1, 2003 and to the Company's Best Knowledge, no Key Employee plans to retire or resign during the twelve-month period following the Closing Date or otherwise be unavailable as an employee of the Company at compensation substantially similar to such employee's present rate of compensation. For purposes hereof, "Key Employee" shall mean any Company employee whose total compensation during the prior year exceeds $50,000.

4.27.    Compensation Plans. Except as disclosed on Schedule 4.27, Company
         ------------------
         is not a party, nor is it subject, to any plan, contract or understanding providing for any bonuses, commissions, stock options, stock warrants, deferred compensation, profit sharing, annuity, or similar obligations of any kind, including any incentive compensation bonus, retention bonus, sale bonus, or similar obligations specifically relating to the consummation of the Transaction.

4.28.    Insurance. Schedule 4.28 contains a description of the policies of
         ---------
         general liability, theft, fire, flood, windstorm, earthquake, workers' compensation, life, health, dental, disability, business travel accident, directors and officers, and other forms of insurance owned or held by Company.

4.29.    Taxes.
         -----

         (a) For purposes of this Section 4.29, references to Company include all predecessors thereof or any transferee with respect thereto.

         (b)      Except as set forth in Schedule 4.29(b):

                  (i) All Company Tax Returns have been properly and timely filed, and Taxes shown thereon as due have been timely paid. There exists no factual basis or event which would make Digital Angel or Company liable for Company Taxes other than those which have been paid or accrued. As of the time of each filing, the foregoing Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status, or other matters of the Business and any other information required to be shown thereon.

                  (ii) All Company Taxes arising in, or attributable to, the pre-Closing period have been (or will be) paid or fully accrued or established as a deferred liability on the books, records and financial statements of Company (whether or not such Taxes are due and payable). The September 30, 2003 Balance Sheet (and any Interim Balance Sheet) fully accrues or establishes all liability for Company Taxes as of the date thereof.

                  (iii) There is no (nor has there been any requirement for an) agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of, or statute of limitations regarding, any Taxes or the filing of any Tax Returns and no power of attorney granted by or with respect to Company with respect to any Tax matter is currently in force.

                  (iv) There is no pending or, to Company's Best Knowledge, threatened audit, examination or investigation with respect to any Company Tax Returns or Company
                           Taxes or any Company Tax matters, nor has any written or, to Company's Best Knowledge, other notice of the initiation thereof been received by Company; there is (and there has been) no action, suit, proceeding, claim, demand, deficiency or additional assessment pending, or threatened with respect to any Company Tax Returns or any Company Taxes.

                  (v) There are no Encumbrances, except for Permitted Encumbrances, on any Asset of Company arising out of, connected with, or related to Taxes (other than for Taxes that are not delinquent).

                  (vi) Other than elections made on the face of Tax Returns provided to Digital Angel, no agreement, consent, or election for foreign, federal, state or local
                           Tax purposes which would affect or be binding on Company after the Closing has been filed or entered into with respect to Company or any of its Assets or operations.

                  (vii) Company is not a party to, bound by, or under any obligation (or potential obligation) under any Tax Agreement.

                  (viii) Company is not a party to any agreement relating to a foreign sales corporation within the meaning of
                           Section 922 of the Code, or a domestic international sales corporation within the meaning of Section 991 of the Code.

                  (ix)     Company is not and has never been subject to
                           Section 999 of the Code. Company is not (and has not been) a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code;

                  (x) Company is not nor has it been a partner in any partnership or any entity treated as a partnership for Federal income tax purposes.

                  (xi) No Tax years (or periods) with respect to the Federal income Tax liabilities of Company and its Assets and operations have been extended.

                  (xii) Company has filed all necessary clearance certificates or similar documents which may be required by any governmental entity upon withdrawal from doing business in such governmental jurisdiction.

                  (xiii) Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or third party.

                  (xiv) Company is unaware of any facts or circumstances which would make it likely that any tax authority will assess any additional Taxes for any period for which Tax Returns have been filed.

         (c) There have been delivered to Digital Angel copies of all Company Tax Returns for the last three years and all open years and all Revenue agent (or other) reports, findings, proposed assessments, deficiency (or other) notices, agreements (including any Tax Agreement), elections, claims or demands and all other items relating to Taxes.

4.30.    Bank Accounts. Schedule 4.30 sets forth a true and complete list of
         -------------
         all of the (a) names and locations of all banks, trust companies, savings and loan associations, brokerage firms, and other financial institutions at which Company maintains accounts of any nature, lock boxes, or safety deposit boxes, and the names of all persons authorized to draw thereon or make withdrawals therefrom and (b) the account number for each account identified in clause (a).

4.31.    Affiliate Transactions. Except as set forth in Schedule 4.31, to
         ----------------------
         Company's Best Knowledge, no director or officer of Company and no Person related to any of them has any interest in (a) any Asset used in connection with or pertaining to the Business, or (b) any creditor, supplier, customer, manufacturer, distributor or reseller of products of Company; provided, however, that (i) no such director or officer or other Person shall be deemed to have such an interest solely by virtue of the ownership of less than 1% of the outstanding voting stock or debt securities of any publicly held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System, and (ii) no such director or officer or other Person shall be deemed to have such an interest solely by virtue of the ownership by a partnership in which he is a partner of less than 5% of the outstanding voting stock or debt securities of any privately-held company.

4.32.    Powers of Attorney; Guarantees, Suretyships.
         -------------------------------------------

         (a) Except as disclosed on Schedule 4.32(a), no stockholder of the Company nor Company has granted, and there are not outstanding, any general or special powers of attorney or comparable delegations of authority, which would be binding upon Digital Angel or Company, or any of its Assets, after the Closing. The Company's representation regarding stockholders in this Section 4.32 is made to the Company's Best Knowledge.

         (b) Except (i) as set forth in Schedule 4.32(b), (ii) as may be contained in instruments associated with Company bank debt, Lease Agreements, equipment leases and customer Contracts, and (iii) for endorsements for collections of deposits in the

                  Ordinary Course, Company has no Liability as guarantor, surety, co-signer, endorser, co-maker, indemnitor, or obligor in respect of the obligation, indebtedness or potential Liability of any Person.

4.33.    No Brokerage or Other Fees. Except as set forth on Schedule 4.33,
         --------------------------
         no broker or finder has acted for Company in connection with this Agreement or the transactions contemplated hereby, and no Person is entitled to any brokerage or finder fee or commission from Digital Angel or Company in respect to this Agreement by virtue of any action by Company. The fees and expenses of any broker or finder acting for the Company in this transaction, including the fees and expenses of CityLab Advisors, shall be paid in full by the Majority Stockholders at or prior to the Closing.

4.34.    Disclosure. No representation or warranty by Company in this
         ----------
         Agreement and no statement or information contained in the Financial Statements, the Exhibits and the Schedules attached hereto, when read together and taken as a whole, contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not false or misleading.

                                 ARTICLE V
     REPRESENTATIONS AND WARRANTIES OF DIGITAL ANGEL AND DA ACQUISITION

Digital Angel and DA Acquisition hereby represent and warrant to Company that the following statements, each of which are acknowledged to be material and relied upon by Company, are true and correct.

5.1.     Authority, Validity of Agreement. Each of Digital Angel and DA
         --------------------------------
         Acquisition has all requisite corporate power and authority to enter into this Agreement and to perform the obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of Digital Angel and DA Acquisition, their respective boards of directors and stockholders, and no other approval is required for the performance by Digital Angel or DA Acquisition of their respective obligations hereunder. This Agreement has been, and at Closing will be, duly executed and delivered by Digital Angel and DA Acquisition. This Agreement constitutes, and at Closing will constitute, assuming execution and delivery by the other parties thereto, a valid and binding obligation of Digital Angel and DA Acquisition, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and with respect to the remedy of specific performance, equitable doctrines applicable thereto).

5.2.     Organization and Good Standing of Digital Angel and DA Acquisition.
         ------------------------------------------------------------------
         Each of Digital Angel and DA Acquisition:

         (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

         (b) has all requisite power and authority to own, lease and operate its material properties and assets and to carry on its business as now being conducted, and DA Acquisition has no debts, liabilities, or obligations apart from those incurred through this Agreement;

         (c) is qualified to do business and in good standing in each state and jurisdiction where such qualification is required, except in those states where the failure to be so qualified would not have a Material Adverse Effect on Digital Angel, in the case of Digital Angel, or DA Acquisition, in the case of DA Acquisition; and

         (d) have delivered complete and correct copies of their respective Certificate of Incorporation and bylaws, as amended to the date hereof, to Company.

5.3.     No Violations. Neither the execution and delivery of this Agreement
         -------------
         by Digital Angel or DA Acquisition nor the consummation of the transactions contemplated hereby will (a) violate any provisions of the certificate of incorporation or bylaws of Digital Angel or DA Acquisition, or (b) violate, or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or cause or permit the acceleration of the maturity of or give rise to any right of termination, cancellation, imposition of fees or penalties under, any note, debt, debt instrument, indenture, security agreement, option to purchase, lease, deed of trust or license, or any other material contract to which Digital Angel or DA Acquisition is party or by which Digital Angel or DA Acquisition or any of their respective Assets is or may be bound, or (c) violate any Laws to which Digital Angel or DA Acquisition may be subject, which would have a Material Adverse Effect.

5.4.     Consents and Approvals of Governmental Authorities. Except as
         --------------------------------------------------
         contemplated by this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by Digital Angel or DA Acquisition in connection with the execution, delivery and performance of this Agreement by Digital Angel or DA Acquisition or the consummation of the transactions contemplated hereby.

5.5.     Digital Angel Shares. Upon issuance to the Majority Stockholders
         --------------------
         pursuant to Section 3.1 of this Agreement, the Digital Angel Series A Preferred Stock shall have been duly authorized, duly and validly issued and fully paid and nonassessable. The shares of common stock into which the Digital Angel Series A Preferred Stock are convertible will be duly and validly issued and fully paid and nonassessable when issued and delivered upon conversion of the shares of Digital Angel Series A Preferred Stock, and such number of shares of common stock shall be reserved and kept available for issuance upon conversion of the Digital Angel Series A Preferred Stock. The Digital Angel Series A Preferred Stock shall be either registered under the Securities Act of 1933, as amended or issued under an exemption from registration.

5.6.     SEC Documents. The common stock of Digital Angel is registered
         -------------
         pursuant to Section 12(b) or 12(g) of the Exchange Act and since January 1, 2002, and except for Digital Angel's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, Digital Angel has timely filed all proxy statements, reports, schedules, forms, statement and other documents required to be filed by it under the Exchange Act. Digital Angel has furnished Company with copies of
         (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003 (the "SEC Reports"). Each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form, and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Digital Angel included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial position of Digital Angel and its subsidiaries on a consolidated basis as of the dates thereof and the results of operations and cash flows of Digital Angel and its subsidiaries on a consolidated basis for the period then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

5.7.     FCC Compliance. The their Best Knowledge, Digital Angel and DA
         --------------
         Acquisition are in compliance in all respects with the Communications Act and with all applicable Federal Communications Commission ("FCC") rules, regulations and policies. The their Best Knowledge, Digital Angel and DA Acquisition have complied with all FCC eligibility and basic qualifications requirements to effectuate the transactions contemplated hereunder, including, but not limited to, the non-U.S. ownership limits of Section 310(b) of the Communications Act and Section 5301 of the Anti-Drug Abuse Act of 1988, 21 U.S.C. Section 862.

                                 ARTICLE VI
                             CERTAIN AGREEMENTS

6.1.     Tax Matters. Further Assurances.
         -------------------------------

         The following provisions shall govern the allocation of responsibility as between Digital Angel, the Company and the Majority Stockholders for certain tax matters following the Effective Time:

         (a)      Filing of Returns. Digital Angel shall prepare or cause to
                  -----------------
                  be prepared and file or cause to be filed all tax returns for the Company for all periods ending on or prior to or including the Effective Time that are due after the Effective Time and all other tax returns due after the Effective Time. Digital Angel shall permit the Majority Stockholders' Representative to review and comment on all tax returns filed for the Company for any period for which the Majority Stockholders may have an indemnification obligation under this Agreement, and shall make such revisions to such tax returns as are reasonably requested by the Majority Stockholders' Representative. The Majority Stockholders' Representative shall be entitled to review and participate in the preparation of such tax returns, such tax returns shall be prepared consistent with past practices.

         (b)      Tax Controversies; Assistance and Cooperation.
                  ---------------------------------------------

                  (i)      Notice. In the event any Tax authority informs
                           ------
                           or is deemed to inform Digital Angel or the Company of any notice of proposed audit, claim, assessment or other dispute concerning any amount of Taxes with respect to which the Majority Stockholders may incur liability hereunder, the party so informed shall promptly notify the Majority Stockholders' Representative in writing of such matter. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice or other documents received from any Tax authority with respect to such matter.

                  (ii)     Control Rights. With respect to any examination,
                           --------------
                           audit, contest, appeal or other proceeding relating to Taxes of the Company that could give rise to indemnification obligations of the Majority Stockholders hereunder, the Majority Stockholders' Representative shall have the right to control the contest and settlement of any such proceeding. Digital Angel and the Company shall cooperate with the Majority Stockholders' Representative and shall provide the Majority Stockholders' Representative with access to tax returns, books and records and other relevant information and shall execute any necessary powers of attorney relevant to the Majority Stockholders' Representative's authority hereunder. In the event that the Majority Stockholders' Representative elects not to control such contest and settlement, the Majority Stockholders' Representative shall have the right to participate in such contest and settlement and neither Digital Angel nor the Company shall settle any audit or proceeding without prior notice to the Majority Stockholders' Representative.

                  (iii)    Assistance and Cooperation. The Majority
                           --------------------------
                           Stockholders' Representative on the one hand, and Digital Angel and the Company, on the other, shall cooperate (and cause their affiliates to cooperate) with each other and with each others' agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Company, including (i) preparation and filing of tax returns, (ii) determining the liability and amount of any Taxes due or the right to and amount of any refund of Taxes, (iii) examinations of tax returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include each party making all information and documents in its possession relating to the Company available to the other party. The parties shall retain all tax returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the applicable statute of limitations (including, to the extent notified by any party, any extension thereof) of the Tax period to which such tax returns and other documents and information relate. Each of the parties shall also make available to the other party, as reasonably requested and available, personnel (including officers, directors, employees and agents) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes.

                  (iv) For the purposes of this Agreement, the Indemnified Party shall not be treated as having incurred any damages related to Taxes until such time as there has been a final disposition as to the Tax at issue.

         (c)      Consolidated Tax Return. Digital Angel shall use reasonable
                  -----------------------
                  efforts to cause the Company to become a member of Digital Angel's consolidated group immediately after the Effective Time and, if includable, Digital Angel shall use reasonable efforts to file a consolidated federal income tax return within the meaning of Section 1501 of the Code with the Company for the first taxable year ending after the Effective Time.

         (d)      Post-Closing Transactions not in the Ordinary Course.
                  ----------------------------------------------------
                  Digital Angel and the Company agree to report all transactions not in the ordinary course of business occurring after the Effective Time on Digital Angel's federal income tax return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B).

6.2.     FCC Application. Within five (5) business days following the date
         ---------------
         of execution hereof, the parties shall jointly submit to the FCC completed FCC Form 312 Application (the "Transfer Application") seeking Commission consent to the transfer of control over Company to Digital Angel, and for the FCC or the FCC International Bureau to Grant the Transfer Application. For purposes of this Agreement, "Grant" means an action or decision of the FCC or the FCC International Bureau pursuant to delegated authority that is made public by the FCC either pursuant to a written decision or public notice.

6.3.     Further Assurances. At or after the Closing Date, the parties
         ------------------
         hereto shall prepare, execute and deliver, with each to bear its own expenses thereof, such further instruments, and shall take or cause to be taken such other or further action, as another party shall reasonably request at any time or from time to time in order to perfect, confirm or evidence the Transaction or to give effect to the provisions of this Agreement.

6.4.     Employment Offers. At or after the Closing Date, Digital Angel
         -----------------
         shall, cause the Company to offer employment to the Company's officers at their current compensation levels; provided, however, that the Company shall not be required to offer employment to any officer in a different position or at a compensation level in excess of that which existed prior to the Closing Date.

                                ARTICLE VII
                        OBLIGATIONS PRIOR TO CLOSING

7.1.     Covenants and Agreements of Company. Company covenants and agrees
         -----------------------------------
         as follows:

         (a)      Conduct of Company. From the date hereof until the Closing,
                  ------------------
                  Company shall: (1) operate the Business in the Ordinary Course in the continuing best interest of Company
                  (subject to the disclosures contained in Schedule 4.11);
                  (2) maintain, in accordance with past practices, its properties and equipment in good repair, working order and condition (except for ordinary wear and tear); (3) use commercially reasonable efforts to preserve its work force and the present goodwill and relationships between Company and its principals, agents, lessors, licensors, licensees, suppliers, customers and others having business relationships with Company; (4) use commercially reasonable efforts to keep in full force and effect insurance relating to the Business at least comparable in amount and scope of coverage to that now maintained; (5) maintain its books and Records in the Ordinary Course and; (6) replace equipment as necessary to maintain the proper operation of the Business
                  (provided however, that capital expenditures in excess of the limits identified in Section 4.11(m) shall be made only with the consent of Digital Angel, which will not be unreasonably withheld).

         (b)      Negative Covenants. From the date hereof until the Closing,
                  ------------------
                  Company shall not undertake any transactions out of the Ordinary Course or which would, individually or in the aggregate, have a Material Adverse Effect on the Business.

         (c)      Investigation. Upon reasonable notice, at reasonable hours,
                  -------------
                  and on reasonable terms, Digital Angel and its counsel, accountants, and other representatives may, prior to the Closing, make or cause to be made such investigation of the Business and condition of Company and the Business as Digital Angel deems reasonably necessary or advisable, and Company shall fully cooperate with such investigation, including, without limitation, permitting Digital Angel and its authorized representatives to have access to all of the premises, books and Records, accounts, financial statements, Contracts, and other commitments of the Business, employees, board members, accountants, and customers, and such other Persons and material as may be requested by Digital Angel relating to the operation of the Business. Company shall cause the officers and representatives of Company to furnish Digital Angel with originals or copies of all the foregoing

                  Records, documents, information and data and to cooperate with and assist Digital Angel in compiling and reviewing the foregoing. Notwithstanding anything in the foregoing, all representations, warranties, covenants and agreements provided for in this Agreement shall be unaffected by any investigation made by or on behalf of any party hereto.

         (d)      No Solicitation or Negotiation. Prior to the earlier
                  ------------------------------
                  of Digital Angel's decision not to have Company complete the Merger or the close of business on March 31, 2004, neither the Company nor any of its, or its affiliates', respective officers, agents, or other representatives, will, directly or indirectly, (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire the Company or all or substantially all or a significant portion of the Business and properties of the Company whether by merger, purchase of assets or otherwise, (ii) disclose any information not customarily disclosed to any Person concerning the Company or afford to any Person or entity access to the properties, books or Records of the Company, or (iii) cooperate with any Person to make any proposal to purchase all or any part of the capital stock or Assets of the Company other than inventory or non-essential or excess assets in the Ordinary Course of business.

         (e)      Consents. Company shall use its reasonable efforts to obtain
                  --------
                  on or before the Closing all consents, approvals or waivers from other parties to any Contract or other instrument or document that is necessary to perform the obligations set forth in this Agreement to consummate the Transaction, or to make the representations and warranties set forth in Article IV hereof true and correct in all material respects.

         (f)      Stockholder Notification and Special Stockholder Meeting.
                  --------------------------------------------------------
                  Company shall cause all Company stockholders to timely receive any notices and information statements
                  (including any notices related to dissenter's rights) required in order to effect the purposes of this Agreement. Digital Angel shall have the opportunity to review the notification prior to delivery of the same to the stockholders. The Company shall call a special meeting of the Company stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement, and the transaction, and for purposes of appointing the Majority Stockholders' Representative and approving the terms of the Escrow Agreement. The Company shall, through its Board of Directors, recommend to the Company's stockholders adoption of this Agreement and the Transaction and approval of the foregoing matters, and shall use its best efforts to hold the special meeting as soon as practicable after the date hereof.

         (g)      No Issuance of Additional Options or Warrants. From the
                  ---------------------------------------------
                  date hereof and until the Closing, the Company shall not issue any Warrants, Options or other rights to purchase Stock, and the Company shall not issue any Stock.

7.2.     Satisfaction of Conditions. Each party shall use its respective
         --------------------------
         commercially reasonable efforts and cooperate with the others in good faith to the extent required in order to satisfy the conditions set forth in Article VIII and to fully accomplish the Transaction in an expeditious fashion. No party shall take or fail to take any action within such party's reasonable control, the effect of which would be to prevent or unreasonably delay the satisfaction of any condition to its or the other party's obligations contained in Article VIII or the consummation of this Agreement in accordance with its terms.

                                ARTICLE VIII
                            CONDITIONS TO CLOSING

8.1.     Conditions Precedent to the Obligation of Company. The obligation
         -------------------------------------------------
         of Company to complete the Transaction is subject to the satisfaction (or waiver by Company) of all of the following conditions:

         (a)      Representations and Warranties. The representations and
                  ------------------------------
                  warranties contained in Article V shall be true and correct in all material respects as of and at the Closing Date with the same effect as though made on the Closing Date.

         (b)      Performance of the Covenants. Digital Angel and DA
                  ----------------------------
                  Acquisition shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed by each prior to or on the Closing Date.

         (c)      Governmental Matters. No statute, ordinance or regulation,
                  --------------------
                  or order or injunction of any court or administrative agency of competent jurisdiction shall be in effect that restrains or prohibits the parties hereto from carrying out the Transaction.

         (d)      No Litigation Pending or Threatened. There shall be no
                  -----------------------------------
                  action or proceeding pending or threatened which is reasonably likely to have a material effect on the Transaction by or before any court or governmental authority challenging the Transaction or any transaction related thereto or seeking to restrain, prevent, or change the Transaction or seeking damages in conjunction with, or by reason of, the Transaction.

         (e)      Approval by Company Stockholders. The stockholders of
                  --------------------------------
                  Company shall have approved the terms of this Agreement (and the Escrow Agreement) and the Merger contemplated by the Transaction by a majority vote and as required by applicable law and Company's Certificate of Incorporation and Bylaws, and stockholders of the Company shall not have exercised, or indicated any intention to exercise dissenters' rights that are greater than an amount which exceeds five percent (5%) of the Merger Consideration.

         (f)      Securities Law Compliance. Company and its counsel shall
                  -------------------------
                  be satisfied that the issuance of the Digital Angel Series A Preferred Stock shall qualify for an exemption from the registration requirements of the Securities Act of 1933, as amended and any applicable state securities law and that all acts as are necessary to perfect such exemptions(s) shall have been taken.

         (g)      No Adverse Change. There shall not have been any Material
                  -----------------
                  Adverse Effect of Digital Angel or DA Acquisition from the date of this Agreement through the Closing Date.

         (h)      Closing Items. Company shall have received the items
                  -------------
                  described in Section 9.3.

         (i)      FCC Approval. Company shall have received a Grant from the
                  ------------
                  FCC.

8.2.     Conditions Precedent to the Obligations of Digital Angel
         --------------------------------------------------------
         and DA Acquisition. The obligation of Digital Angel and DA
         ------------------
         Acquisition to complete the Transaction is subject to the satisfaction (or waiver by Digital Angel and Company) of all the following conditions:

         (a)      Representations and Warranties. The representations and
                  ------------------------------
                  warranties contained in Article IV shall be materially true and correct in all respects as of and at the Closing Date with the same effect as though made on the Closing Date.

         (b)      Performance of Covenants. Company shall have performed or
                  ------------------------
                  complied in all material respects with all agreements and covenants required by this Agreement to be performed by it prior to or on the Closing Date.

         (c)      Governmental Matters. No statute, ordinance or regulation,
                  --------------------
                  or order or injunction of any court or governmental agency of competent jurisdiction shall be in effect which restrains or prohibits the parties hereto from carrying out the Transaction.

         (d)      No Litigation Pending or Threatened. There shall be no
                  -----------------------------------
                  action or proceeding pending or threatened which is reasonably likely to have a material effect on the Transaction by or before any court or governmental authority challenging the Transaction or any transaction related thereto or seeking to restrain, prevent, or change the Transaction or seeking damages in conjunction with, or by reason of, the Transaction.

         (e)      Receipt of Consents. Company shall have obtained all
                  -------------------
                  consents, approvals or waivers from other parties to any material Contract or other instrument or document that is necessary to perform the obligations set forth in this Agreement to consummate the Transaction, or to make the representations and warranties set forth in Article IV hereof true and correct in all material respects.

         (f)      Company Stockholder Approval. Company's Stockholders shall
                  ----------------------------
                  have authorized and approved by majority vote (i) the terms of this Agreement and the Merger contemplated by the Transaction as required by applicable law and Company's Certificate of Incorporation and Bylaws, and (ii) the appointment of the Majority Stockholder's Representative, and (iii) the terms of the Escrow Agreement. No stockholder of the Company shall have exercised, or indicated any intention to exercise dissenters' rights that are greater than an amount which exceeds five percent (5%) of the Merger Consideration.

         (g)      Employment and Independent Contractor Arrangements.
                  --------------------------------------------------
                  Company shall have entered into employment arrangements or independent contractor arrangements, as the case may be, with such employees and independent contractors, as the case may be, as Digital Angel deems appropriate in its discretion, and the Company shall have terminated such employment arrangements and independent contractor arrangements as Digital Angel deems appropriate in its discretion.

         (h)      Certain Releases. The Company shall have obtained releases
                  ----------------
                  in form and substance acceptable to Digital Angel as Digital Angel may reasonably require.

         (i)      Termination of Contracts. The Company shall have obtained
                  ------------------------
                  and delivered evidence of termination, assignment or waiver, as required by Digital Angel in its sole limitation.

         (j)      Proprietary Rights Agreements. The Company shall have
                  -----------------------------
                  obtained proprietary rights agreements from such third parties as Digital Angel may require pursuant to which such third parties shall have assigned to the Company any and all interest in all intellectual property, trade secrets, software, and confidential information produced, used or rising out of or related to the Business.

         (k)      Source Code Deliveries. The Company shall have delivered
                  ----------------------
                  to Digital Angel all of the source code for all of the Company Products and Company Software Products.

         (l)      Securities Law Compliance. Digital Angel and its counsel
                  -------------------------
                  shall be satisfied that the issuance of the Digital Angel Series A Preferred Stock shall qualify for an exemption from the registration requirements of the Securities Act of 1933, as amended and any applicable state securities law and that all acts as are necessary to perfect such exemptions(s) shall have been taken.

         (m)      Notes Payable. The notes payable referred to in Section
                  -------------
                  4.15(c) shall have been paid prior to or at Closing and such payment shall not be accomplished by using Company assets or incurring Company debt.

         (n)      No Adverse Change. There shall not have been any Material
                  -----------------
                  Adverse Effect of the Company from the date of this Agreement through the Closing Date.

         (o)      Closing Items. Digital Angel and DA Acquisition shall have
                  --------------
                  received the items described in Section 9.2.

         (p)      FCC Approval. Company shall have received a Grant from the
                  ------------
                  FCC.

                                 ARTICLE IX
                                 THE CLOSING

9.1.     Time and Place, Effective Time. The Closing shall take place on
         ------------------------------
         January 2, 2004, at the offices of Winthrop & Weinstine, P.A., 225 South Sixth Street, Suite 3500, Minneapolis, Minnesota 55402, or such other date or place as the parties may agree. All actions taken at the Closing shall be deemed to occur simultaneously.

9.2.     Company's Obligations at Closing. At Closing, Company shall execute
         --------------------------------
         and/or deliver to Digital Angel, against execution and/or delivery by Digital Angel of the items specified in Section 9.3:

         (a) Certified copies of resolutions of the Board of Directors of Company authorizing the Transaction and approving this Agreement and the filing of the Articles of Merger;

         (b) certified copies of the resolutions adopted by the stockholders of Company authorizing the matters described in Section 8.2(f) and the filing of the Articles of Merger, together with a certificate from the Company's Chief Executive Officer certifying that dissenters' rights that have been exercised by Company stockholders are equal to an amount not exceeding five percent (5%) of the Merger Consideration;

         (c)      the minute books and stock transfer books of Company;

         (d)      the Articles of Merger;

         (e) resignations from each of Company's officers and directors and termination of authority of all Company officers, directors and employees with respect to all Company bank accounts.;

         (f)      the Escrow Agreement;

         (g)      evidence that all Warrants have been canceled;

         (h)      evidence that all Stock Options have been canceled;

         (i) all Common Stock and Series A Preferred Stock of the Company shall have been canceled by operation of the filing of the Certificate of Merger;

         (j) the legal opinion of Nixon Peabody LLP in substantially the form attached hereto as Exhibit E;

         (k) evidence that all Company ERISA Benefit Plans and all Company Non-ERISA Benefit Arrangements have been terminated by the Company as of or prior to the Closing Date; and

         (l) all other certificates, Schedules, Exhibits, and attachments, in completed form, which are required by the provisions of this Agreement.

9.3.     Digital Angel's Obligations at Closing. At the Closing, Digital
         --------------------------------------
         Angel and DA Acquisition shall execute and/or deliver to Company, against execution and/or delivery by Company of the items specified in Section 9.2;

         (a) a certified copy of resolutions of Digital Angel's Board of Directors (or its authorized committee thereof) authorizing the transactions and approving this Agreement;

         (b) a certified copy of resolutions of the Board of Directors and/or sole stockholder of DA Acquisition authorizing the Transaction and approving this Agreement and the filing of the Articles of Merger;

         (c) a certified copy of the Certificate of Designation filed by Digital Angel with respect to the Series A Preferred
                  Stock;

         (d) the Merger Consideration for delivery to the Majority Stockholders and to the Escrow Agent;

         (e)      the Articles of Merger;

         (f)      the Escrow Agreement;

         (g) Board resolution appointing Van Chu as the Chief Executive Officer of Digital Angel as of the Closing Date and a letter from Digital Angel confirming the terms of such employment which shall be consistent with the terms communicated to Outerlink's counsel on October 31, 2003 as revised November 2, 2003;

         (h) the legal opinion of Winthrop & Weinstine, P.A. in substantially the form attached hereto as Exhibit F; and

         (i) all other certificates, Schedules, Exhibits, and attachments, in completed form, which are required by the provision of this Agreement.

9.4.     Instruments. All instruments delivered at Closing shall be dated as
         -----------
         of the Closing Date and shall be reasonably satisfactory to the party receiving the benefit thereof.

                                  ARTICLE X
                                 TERMINATION

10.1.    Termination. This Agreement, the Merger and the Transaction
         -----------
         contemplated hereby may be terminated:

         (a) by mutual consent of Digital Angel and the Company at any time;

         (b) by either Digital Angel or Company, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

         (c) by either party (if such party is not then in breach of this Agreement) if the Merger has not become effective by March 31, 2004;

         (d) by Digital Angel if there has been a material breach on the part of Company of the representations, warranties or covenants of Company; provided that Company shall first have been provided notice of any curable breach and failed to cure such breach within five (5) days of such notice;

         (e) by Company if there has been a material breach on the part of Digital Angel or DA Acquisition of the representations, warranties or covenants of Digital Angel or DA
                  Acquisition; provided that Digital Angel and DA
                  Acquisition shall first have been provided notice of any curable breach and failed to cure such breach within three (3) days of such notice.

         (f) by Digital Angel if, after the date hereof, there shall have been a Material Adverse Effect on the Business or prospects of the Company or if any information provided in any updated Schedule is not satisfactory to Digital
                  Angel and such change, revision or new information is material, or by Company if, after the date hereof, there shall have been a Material Adverse Effect on the Business of Digital Angel.

10.2.    Effect of Termination. If this Agreement is terminated pursuant to
         ---------------------
         Sections 10.1(a), 10.1(b), 10.1(c) or 10.1(f), this Agreement shall terminate and be of no further force and effect and neither Digital Angel, nor Company, nor any of their Affiliates, nor any of their respective directors, officer, or employees, shall have any liability to any of the others pursuant to this Agreement. A termination by the non-breaching party pursuant to Section 10.1(d) or 10.1(e) shall not absolve the breaching party for any such breach or to constitute a waiver of any remedy available for such breach.

                                 ARTICLE XI
         SURVIVAL AND LIMITATIONS OF REPRESENTATIONS AND WARRANTIES

11.1.    Survival. The representations and warranties of the parties
         --------
         contained in Articles IV and V of this Agreement shall survive the Closing and shall expire on the last business day of the eighteenth
         (18th) full month following the Closing Date, except for those representations and warranties contained in Sections 4.15, 4.20,
         4.22 and 4.29 which shall expire on the last business day of the thirty-sixth (36th) full month following the Closing Date. The representations and warranties contained in Sections 4.6 and 4.7 and those representations made by the Majority Stockholders in the Letters of Transmittal, a form of which is attached hereto as Exhibit D, shall expire upon the expiration of applicable statute of limitations.

                                 ARTICLE XII
                               INDEMNIFICATION

12.1.    Indemnification by Majority Stockholders. Majority Stockholders shall,
         ----------------------------------------
         and hereby agree to defend, indemnify and hold Digital Angel and DA Acquisition (and their directors, officers, employees, agents, insurers, attorneys and stockholders) harmless at all times against and in respect of any Liabilities and Losses arising out of, relating to, or resulting from: (a) any breach of any representation, warranty, covenant or agreement made by Company in this Agreement or the Majority Stockholders in the Letters of Transmittal; or (b) the nonperformance of any pre-Closing obligations to be performed on the part of Company under this Agreement or any agreement executed pursuant hereto or in conjunction herewith or (c) any claim by any stockholder, debt holder, option holder or warrant holder of the Company that such person was entitled to receive a portion, or a greater amount, of the Merger Consideration than as specified in Schedule I;
         provided, however, that under no circumstances shall the Indemnifying Party be liable for consequential, enhanced, punitive, special or exemplary damages; provided, further that any Liabilities or Losses arising out of Section 12.1(a) or (b) indemnification shall be capped at the Escrow Assets, except for Liabilities and Losses arising out of breaches of Sections 4.6, 4.7, 4.15, 4.20, 4.22 and 4.29 , any claim based on Section
         12.1(c) and the representations in the Letter of Transmittal by the Majority Stockholders which Section 12.1 indemnification shall be capped at the Merger Consideration paid to each Majority Stockholder as set forth on Schedule I.

12.2.    Defense Against Asserted Claims. If any claim or assertion of
         -------------------------------
         liability is made or asserted by a party against a party indemnified pursuant to Section 12.1 ("Indemnified Party") which might give rise to a right to indemnification under this Agreement, the Indemnified Party shall with reasonable promptness, give to the Majority Stockholders' Representative, on behalf of the Majority Stockholders ("Indemnifying Party"), written notice of the claim or assertion of liability and request of the Indemnifying Party to defend the same, provided that any delay or failure to notify Majority Stockholders' Representative shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party except to the extent of any prejudice resulting directly from such delay or failure. The Indemnifying Party shall, within ten days, at the Indemnifying Party's expense, assume the defense of such claim or assertion with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expense of such counsel shall be at the expense of the Indemnified Party unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or
         (b) the Indemnifying Party has failed to assume the defense of such action, or (c) due to a conflict of interest, the Indemnifying Party's counsel is not able to adequately represent the Indemnified Party. The Indemnifying Party shall not be permitted to enter into any settlement or compromise involving affirmative action or forbearance by the Indemnified Party unless the Indemnified Party shall have been notified in writing of the proposed settlement or compromise and shall have consented in writing thereto, which consent shall not be unreasonably withheld. The parties will cooperate with each other in the defense of any such action and the relevant records of each shall be available to the other with respect to such defense.

12.3.    Sole Remedy. The Indemnified Party's rights to indemnification
         -----------
         under Article XII shall be the sole and exclusive remedy for the Indemnified Party for any Liabilities or Losses arising out of matters that are indemnifiable hereunder.

                                ARTICLE XIII
                             GENERAL PROVISIONS

13.1.    Publicity, Advertisement, Prior Consultation. Except with the
         --------------------------------------------
         consent of the other parties, no party shall (and each of the parties shall use its commercially reasonable efforts to assure that none of its officers, directors, employees, agents or advisors shall) publicize, advertise, announce or describe to any government authority or other third person, the terms of this Agreement, except as required by Law or as required pursuant to this Agreement.

13.2.    Severability. Any portion or provision of this Agreement which is
         ------------
         invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions or provisions hereof in such jurisdiction or, to the extent permitted by law, rendering that or any other portion or provision hereof invalid, illegal or unenforceable in any other jurisdiction.

13.3.    Article, Section, Schedule, and Exhibit Headings. The Article,
         ------------------------------------------------
         Section, Schedule, and Exhibit headings included in this Agreement are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

13.4.    Counterparts and Facsimile. This Agreement and any documents
         --------------------------
         executed pursuant hereto may be executed in any number of counterparts and by facsimile, each one of which shall be an original and all of which shall constitute one and the same documents.

13.5.    Gender and Number. In this Agreement (unless the context requires
         -----------------
         otherwise), the masculine, feminine and neuter genders and the singular and the plural include one another.

13.6.    Expenses. Except as otherwise specifically set forth in this
         --------
         Agreement, the parties shall each bear their own fees and expenses incurred in connection with this Agreement and the Transaction.

13.7.    Notices. All notices given pursuant to this Agreement shall be in
         -------
         writing and be personally delivered or mailed with postage prepaid, by registered or certified mail, return receipt requested to the address indicated below or such other address as a party may from time to time specify in writing to the other party. If so mailed and also sent by telegram or facsimile machine, the notice will conclusively be deemed to have been received on the business day next occurring 24 hours after the latest to occur of such mailing and telegraphic or facsimile communication; otherwise, no notice shall be deemed given until it actually arrives at the address in question. The addresses to which notice are initially to be sent are as follows:

         (a)      If to Digital Angel or DA Acquisition, to:

                           Digital Angel Corporation
                           490 Villaume Avenue
                           South St. Paul, Minnesota  55075
                           Attention: Chief Executive Officer

                  with a copy to:

                           Winthrop & Weinstine, P.A.
                           Suite 3500
                           225 South Sixth Street
                           Minneapolis, Minnesota  55402
                           Attention: Phillip T. Colton, Esq.

         (b)      If to the Company or the Stockholders to:

                           OuterLink Corporation
                           150 Baker Avenue Extension
                           Concord Massachusetts  01742
                           Attention: Van Chu, Chief Executive Officer

                  with a copy to:

                           Nixon Peabody LLP
                           101 Federal Street
                           Boston, Massachusetts  02110
                           Attention: Francis J. Feeney, Jr.

         (c)      If to Majority Stockholders' Representative, to:
                           Majority Stockholders' Representative named
                             in the Escrow Trust Agreement
                           c/o Nixon Peabody LLP
                           101 Federal Street
                           Boston, Massachusetts  02110
                           Attention: Francis J. Feeney, Jr.

13.8.    No Third Party Beneficiaries. This Agreement shall be binding upon
         ----------------------------
         and inure to the benefit only of the parties hereto and their respective heirs, representative, successors, and permitted assigns. In no event shall this Agreement constitute a third party beneficiary contract.

13.9.    Governing Law. This Agreement is governed by and is to be construed
         -------------
         and interpreted in accordance with the laws of the State of Minnesota, without giving effect to the conflict of law principles thereof.

13.10.   Modifications, Amendments or Waivers. Except as otherwise provided
         ------------------------------------
         herein, provisions of this Agreement may be modified, amended or waived only by a written document specifically identifying this Agreement and signed by a duly authorized officer of each party.

13.11.   Remedies of Parties Cumulative. Except as otherwise expressly
         ------------------------------
         provided herein or in the Escrow Agreement, the remedies of the parties hereto contained in this Agreement are cumulative with one another and with any other remedies which the parties hereto may have at law, in equity, under any agreements of any type or otherwise, and the exercise or failure to exercise any remedy shall not preclude the exercise of that remedy at another time or of any other remedy at any time.

13.12.   Assignment, Successors and Assigns. Without the other party's
         ----------------------------------
         written consent, which consent shall not be unreasonably withheld or delayed, this Agreement and the rights and obligations hereunder, shall not be assignable by any party hereto. This Agreement shall be binding upon, and inure to the benefit of, the respective heirs, representatives, successors and permitted assigns of the parties hereto.

13.13.   Remedies. The obligations of Digital Angel, DA Acquisition and
         --------
         Company under this Agreement are unique. The parties acknowledge that it would be extremely impracticable to measure damages resulting from any default under this Agreement. Accordingly, it is agreed that a party not in default under this Agreement may sue in equity for specific performance, in addition to any other available rights and remedies.

13.14.   Joint Preparation. For purposes of construction, this Agreement has
         -----------------
         been jointly prepared by the parties and the provisions of this Agreement shall not be construed more strictly against any party hereto as a result of its participation in such preparation.

13.15.   Schedules and Exhibits. The Schedules and Exhibits referred to
         ----------------------
         above are attached hereto and incorporated as an integral part of this Agreement. Schedule I may be amended in writing prior to Closing with the written consent of all parties hereto which shall not be unreasonably withheld.

         At least five (5) business days prior to Closing, the Company shall deliver to Digital Angel any and all amendments to the Schedules necessary to update the schedules from and after the date hereof.

13.16.   Attorneys Fees. If any party to this Agreement initiates any
         --------------
         arbitration, legal action or lawsuit against any other party relating to this Agreement or any agreement executed


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

         pursuant hereto, the prevailing party in such action or amount shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees, expert fees and other costs and expenses incurred by the prevailing party in respect of such proceeding.

13.17.   Entire Agreement. This Agreement (including the Schedules and
         ----------------
         Exhibits hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of the day and year first above written.

                                           DIGITAL ANGEL CORPORATION


                                           By
                                             ------------------------------
                                           Its
                                              -----------------------------


                                           DA ACQUISITION, INC.


                                           By
                                             ------------------------------
                                           Its
                                              -----------------------------


                                           OUTERLINK CORPORATION

                                           By
                                             ------------------------------
                                           Its
                                              -----------------------------



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